Exhibit 10.13

US$750,000,000 REVOLVING CREDIT AGREEMENT
Dated as of September 1, 2004
among
ANADARKO PETROLEUM CORPORATION,
As US Borrower and Guarantor,
ANADARKO CANADA CORPORATION,
As Canadian Borrower,
JPMORGAN CHASE BANK,
As US Administrative Agent,
JPMORGAN CHASE BANK, TORONTO BRANCH,
As Canadian Administrative Agent,
ABN AMRO BANK N.V.
and
DEUTSCHE BANK AG NEW YORK BRANCH,
As Co-Syndication Agents,
HARRIS NESBITT FINANCING, INC.
and
CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Island Branch,
As Co-Document Agents,
and
THE LENDERS SIGNATORY HERETO
ARRANGED BY J.P. MORGAN SECURITIES INC.,
Sole Lead Arranger

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Schedules and Exhibits:

Annex I	(List of Commitments)
Schedule I	(Pricing Schedule)
Schedule II	(Significant Subsidiaries)
Schedule III	(Existing Letters of Credit)

Exhibit A	(Form of Note)
Exhibit B	(Assignment and Assumption)
Exhibit C	(Form of Power of Attorney Terms—Bankers’ Acceptances)
Exhibit D	(Form of Bankers’ Acceptance Request)
Exhibit E	(Details of Issue of Bankers’ Acceptance)
Exhibit F	(Form of Section 2.09 Certificate)
Exhibit G	(Form of US Tranche Commitment Increase)

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     This REVOLVING CREDIT AGREEMENT is made as of September 1, 2004 (the “Effective Date”), by and among ANADARKO PETROLEUM CORPORATION, a corporation organized under the laws of the State of Delaware (the “US Borrower”, and in its capacity as guarantor of the Canadian Borrower, the “Guarantor”), ANADARKO CANADA CORPORATION, a corporation governed by the laws of the Province of Alberta, Canada (the “Canadian Borrower”), JPMORGAN CHASE BANK, individually and as US Administrative Agent (herein, together with its successors in such capacity, the “US Administrative Agent”), JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”), ABN AMRO BANK N.V. and DEUTSCHE BANK AG NEW YORK BRANCH, as co-syndication agents (herein, the “Syndication Agents”), HARRIS NESBITT FINANCING, INC. and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch, as co-document agents (herein, the “Document Agents”), and each of the Lenders that is a signatory hereto or which becomes a signatory hereto pursuant to Section 9.04 (individually, together with its successors and assigns, a “Lender” and collectively, the “Lenders”).
     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Defined Terms. As used in this Agreement, and unless the context otherwise requires, the following terms shall have the meanings set out respectively after each:
     “Acceptance Date” — any date, which must be a Business Day, on which a Bankers’ Acceptance is or is to be issued.
     “Accepting Lender” — any Canadian Tranche Lender that has accepted a Bankers’ Acceptance issued by the Canadian Borrower under this Agreement.
     “Administrative Agents” — collectively, the US Administrative Agent and the Canadian Administrative Agent.
     “Administrative Questionnaire” — an Administrative Questionnaire in a form supplied by the US Administrative Agent.
     “Adjustment Effective Date” — as defined in Section 2.09(d).
     “Adjustment Request” — as defined in Section 2.09(d).
     “Affected Loans” — as defined in Section 2.18.
     “Affiliate” — with respect to any Person, another Person that directly or indirectly (through one or more intermediaries) Controls or is Controlled by or is under common Control with the Person specified.

     “Agents” — each of the US Administrative Agent, the Canadian Administrative Agent, the Document Agents, and the Syndication Agents.
     “Agreed Currency” — as defined in Section 2.23(a).
     “Agreement” — this Revolving Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.
     “Alternate Base Rate” — the Federal Funds Effective Rate from time to time, plus one half percent (0.5%). The Alternate Base Rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors.
     “Alternate Base Rate Loans” — US Tranche Revolving Loans hereunder at all times when they bear interest at a rate based upon the Alternate Base Rate.
     “Applicable Administrative Agent” — (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, or with respect to any payment that does not relate to any Loan or Borrowing made or Letter of Credit issued, the US Administrative Agent and (b) with respect to a Loan or Borrowing made or a Letter of Credit or Bankers’ Acceptance issued under the Canadian Tranche, the Canadian Administrative Agent.
     “Applicable Borrower” — (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Borrower and (b) with respect to a Loan or Borrowing made or a Letter of Credit or Bankers’ Acceptance issued under the Canadian Tranche, the Canadian Borrower.
     “Applicable Lenders” — (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Tranche Lenders and (b) with respect to a Loan or Borrowing made or a Letter of Credit or Bankers’ Acceptance issued under the Canadian Tranche, the Canadian Tranche Lenders.
     “Applicable Percentage” — with respect to any Lender, the percentage of the total Commitments, Canadian Tranche Commitments or US Tranche Commitments, as the case may be, represented by such Lender’s Commitment, Canadian Tranche Commitment or US Tranche Commitment, as the case may be. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the percentage of the Combined Credit Exposure, Canadian Tranche Revolving Credit Exposure or US Tranche Revolving Credit Exposure, as applicable, represented by such Lender’s Credit Exposure.
     “Assignment and Assumption” — an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the US Administrative Agent, in the form of Exhibit B or any other form approved by the US Administrative Agent.
     “Attributable Debt” — any particular sale and leaseback transaction under which the US Borrower or any Subsidiary is at the time liable, at any date as of which the amount thereof is to be determined (a) in the case of any such transaction involving a capital lease, the amount on such date capitalized thereunder, or (b) in the case of any other sale and leaseback transaction, the then present value of the minimum rental obligations under such sale and leaseback transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the respective rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate of ten percent (10%) per annum. The amount of any rental payment required to be made under any such sale and leaseback transaction not involving a capital lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges.
     “BA Exposure” — with respect to any Accepting Lender, the Principal Amount of Bankers’ Acceptances and BA Loans to be paid by the Canadian Borrower to the Canadian Administrative Agent at the Canadian Principal Office for which the Canadian Borrower has not reimbursed such Accepting Lender.
     “BA Loan” — as defined in Section 2.24(g).
     “BA Maturity Date” — the date on which a Bankers’ Acceptance is payable.
     “BA Net Proceeds” — in respect of any Bankers’ Acceptance, the amount determined in accordance with the formula set forth below, less the Stamping Fee applicable to such Bankers’ Acceptance. The BA Net Proceeds of any Bankers’ Acceptance shall be equal to the Principal Amount of such Bankers’ Acceptance times the Price. For purposes of this definition, the “Price” of any Bankers’ Acceptance shall equal {1 / [1 + (Bankers’ Acceptance Rate X Term/365)]} and shall be expressed as a decimal and be rounded to the nearest 1/10000 of 1%, with 0.0000005 being rounded up.
     “Bankers’ Acceptance Liability” — with respect to any Bankers’ Acceptance, the obligation of the Canadian Borrower to pay to the Canadian Administrative Agent at the Canadian Principal Office the Principal Amount of such Bankers’ Acceptance for which the Canadian Borrower has not reimbursed the Accepting Lender.
     “Bankers’ Acceptance Rate” — in respect of a Bankers’ Acceptance accepted by an Accepting Lender on any date, (a) for a Lender which is a Schedule I Lender, the arithmetic average of the rates quoted on Reuters Services page CDOR as at 10:00 a.m. (Toronto time) on such date for the appropriate term of the requested Bankers’ Acceptance (the “CDOR Rate”), and (b) for a Lender which is a Non-Schedule I Lender, the rate established by JPMorgan Chase Toronto, to be the lesser of (i) the CDOR Rate plus 10 basis points, and (ii) the actual discount rate applicable to Bankers’ Acceptances accepted by JPMorgan Chase Toronto as at 10:00 a.m. (Toronto time) on such date for the appropriate Principal Amount and term of the requested Bankers’ Acceptance.
     “Bankers’ Acceptance Request” — as defined in Section 2.24(c) and containing the information set forth in Exhibit D.
     “Bankers’ Acceptances” — bankers’ acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the Depository Bills and Notes Act (Canada), or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case issued by the Canadian Borrower and accepted by a Canadian Tranche Lender

(and, if applicable, purchased by such Canadian Tranche Lender) at the request of the Canadian Borrower, such depository bill or bill of exchange to be substantially in the standard form of such Canadian Tranche Lender.
     “Bankruptcy Laws” — (a) with respect to the US Borrower, Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time and any similar other applicable law or statute in any other jurisdiction, and (b) with respect to the Canadian Borrower, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), each as amended from time to time and any similar other applicable law or statute in any other jurisdiction.
     “Borrower” — individually, the US Borrower or the Canadian Borrower. The term “Borrowers” means the US Borrower and the Canadian Borrower, collectively.
     “Borrowing” — Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, BA Loans, or Bankers’ Acceptances, as to which a single Interest Period is in effect.
     “Borrowing Date” — each Business Day specified in a notice pursuant to Section 2.03 as a date on which a Borrower requests (or is deemed to have requested) the US Tranche Lenders or the Canadian Tranche Lenders, as the case may be, to make Loans.
     “Borrowing Request” — a request by a Borrower for a Borrowing in accordance with Section 2.03.
     “Business Day” — any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York and, for purposes of the Canadian Tranche, Calgary or Toronto, Canada are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Canadian Administrative Agent” — as defined in the preamble hereof.
     “Canadian Base Rate” — the rate of interest equal to the higher of (a) the Federal Funds Effective Rate plus .50%, and (b) the reference rate of JPMorgan Chase Toronto for US Dollar commercial loans made in Canada.
     “Canadian Base Rate Loans” — Loans denominated in US Dollars that bear interest at a rate based upon the Canadian Base Rate.
     “Canadian Borrower” — as defined in the preamble hereof.
     “Canadian Dollars” or “C$” — lawful money of Canada.
     “Canadian Dollar Eurodollar Loan” — Loans denominated in Canadian Dollars that bear interest at a rate based upon the Canadian Dollar LIBO Rate.

     “Canadian Dollar LIBO Rate” — with respect to any Canadian Dollar Eurodollar Borrowing for any Interest Period, the rate reported by Bloomberg L.P. in its index of rates (or any successor to or substitute for such index, providing rate quotations comparable to those currently provided on such page of such index, as determined by the Canadian Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Canadian Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Canadian Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “Canadian Dollar LIBO Rate” with respect to such Canadian Dollar Eurodollar Borrowing for such Interest Period shall be the rate at which Canadian Dollar deposits of US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Canadian Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Canadian LC Exposure” — at any time, the Equivalent Amount in US Dollars of the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the Canadian Borrower at such time, plus (b) the aggregate amount of all LC Disbursements that the Canadian Borrower is obligated to reimburse but which have not yet been reimbursed by or on behalf of the Canadian Borrower at such time. The Canadian LC Exposure of any Canadian Tranche Lender at any time shall be equal to its Applicable Percentage of the total Canadian LC Exposure at such time.
     “Canadian Prime Rate” — the rate of interest equal to the higher of (a) the 30-day CDOR Rate plus .50% and (b) the reference rate of JPMorgan Chase Toronto for Canadian Dollar commercial loans made in Canada.
     “Canadian Prime Rate Loans” — Loans denominated in Canadian Dollars that bear interest at a rate based upon the Canadian Prime Rate.
     “Canadian Principal Office” — the principal office of the Canadian Administrative Agent, which, on the date of this Agreement is located at 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto, M5J 2J2, Canada, Attention: Amanda Staff (Telecopy No. 416-981-9128).
     “Canadian Tranche” — the Canadian Tranche Commitments, the Canadian Tranche Revolving Loans, Letters of Credit issued to the Canadian Borrower, and the BA Loans.
     “Canadian Tranche Commitment” — with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Revolving Loans pursuant to Section 2.01(a)(ii) and to acquire participations in Letters of Credit pursuant to Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Canadian Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) with respect to a Dual Lender, reallocated from time to time pursuant to Section 2.09, (d) reduced or terminated pursuant to Section 9.13, or (e) terminated pursuant to ARTICLE VII; provided that such reductions or increases will not result in the aggregate amount of the Canadian Tranche

Commitments at any time exceeding the lesser of (i) the amount equal to the then aggregate amount of the total Commitments minus the aggregate amount of the US Tranche Commitments then in effect and (ii) US$300,000,000. The initial amount of each Canadian Tranche Lender’s Canadian Tranche Commitment is set forth on Part Two of Annex I, or in the Assignment and Assumption pursuant to which such Canadian Tranche Lender shall have assumed its Canadian Tranche Commitment, as applicable. The initial aggregate amount of the Canadian Tranche Commitments is US$100,000,000.
     “Canadian Tranche Lender” — a Lender with a Canadian Tranche Commitment or with outstanding Canadian Tranche Revolving Loans or Canadian LC Exposure that is, for the purposes of the Income Tax Act (Canada) in force as of the date that such Lender acquires a Canadian Tranche Commitment, either (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (b) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and that has, as part of its business carried on in Canada, a Canadian Tranche Commitment, and, in the case of clauses (a) and (b), is an Affiliate of a US Tranche Lender.
     “Canadian Tranche Percentage” — with respect to any Canadian Tranche Lender, the percentage of the total Canadian Tranche Commitments represented by such Lender’s Canadian Tranche Commitment. If the Canadian Tranche Commitments have terminated or expired, the Canadian Tranche Percentages shall be determined based upon the Canadian Tranche Commitments most recently in effect, giving effect to any assignments.
     “Canadian Tranche Revolving Borrowing” — a Borrowing comprised of Canadian Tranche Revolving Loans.
     “Canadian Tranche Revolving Credit Exposure” — at any time, the Equivalent Amount in US Dollars of the sum, without duplication, of (a) the aggregate principal amount of the Canadian Tranche Revolving Loans, (b) the Canadian LC Exposure and (c) the BA Exposure outstanding at such time. The Canadian Tranche Revolving Credit Exposure of any Canadian Tranche Lender at any time shall be such Lender’s Canadian Tranche Percentage of the total Canadian Tranche Revolving Credit Exposure at such time.
     “Canadian Tranche Revolving Loan” — any Loan (including the Canadian Prime Rate Loans, the Canadian Base Rate Loans, the Eurodollar Loans, and the BA Loans) made by the Canadian Tranche Lenders pursuant to Section 2.01(a)(ii) or Section 2.24.
     “CDOR Rate” — as specified in the definition of “Bankers’ Acceptance Rate”.
     “Change of Control” — (a) the acquisition by any Person or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Commission) of 50% or more of the outstanding shares of voting stock of the US Borrower, unless the Board of Directors of the US Borrower shall have publicly announced its support for such acquisition, or (b) a majority of the members of the Board of Directors of the US Borrower on any date shall not have been (i) members of the Board of Directors of the US Borrower on the date twelve (12) months prior to such date or (ii) approved by Persons who constitute at least a majority of the members of the Board of Directors of the US Borrower as constituted on the date 12 months prior to such date, or (c) the US Borrower shall cease to own, directly or indirectly, 51% of the issued and outstanding shares of voting stock of the Canadian Borrower.
     “Code” — the Internal Revenue Code of 1986, as amended from time to time.
     “CI Lender” — as defined in the definition of “Notice of US Tranche Commitment Increase”.
     “Combined Credit Exposure” — at any time, the sum of (a) the US Tranche Revolving Credit Exposure at such time, and (b) the Canadian Tranche Revolving Credit Exposure at such time.
     “Commission” — the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.
     “Commitment” — with respect to each Lender, such Lender’s Revolving Commitment as then in effect. The initial amount of each Lender’s Commitment is set forth on Part Three of Annex I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment as applicable. The initial aggregate amount of the total Commitments is US$750,000,000, which includes the commitment to issue and participate in Letters of Credit pursuant to Section 2.05.
     “Commitment Decrease (Reallocation)” — as defined in Section 2.09(d).
     “Commitment Increase (Reallocation)” — as defined in Section 2.09(d).
     “Consolidated Indebtedness” — at any time, the Indebtedness of the US Borrower and the Subsidiaries, determined on a consolidated basis as of such time in accordance with GAAP, excluding any such Indebtedness of the US Borrower or the Subsidiaries that is non-recourse to the US Borrower or any Subsidiary.
     “Consolidated Stockholders’ Equity” — the par or stated value of the stock of the US Borrower plus paid-in capital plus retained earnings and plus or minus any other credits or debits to stockholders’ equity, all as shown on the consolidated balance sheet of the US Borrower and the Subsidiaries prepared in accordance with GAAP.
     “Control” — the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Exposure” — (a) with respect to each US Tranche Lender at any time, such Lender’s US Tranche Revolving Credit Exposure, and (b) with respect to each Canadian Tranche Lender at any time, such Lender’s Canadian Tranche Revolving Credit Exposure.
     “DBNA” — as defined in Section 2.24(i).

     “Default” — an event which with the giving of notice or the passage of time, or both, would constitute an Event of Default.
     “Defaulting Lender” — any Lender that shall (a) fail to make any Loan required to be made by it hereunder, (b) state in writing that it will not make, or that it has disaffirmed or repudiated its obligation to make, any Loan required to be made by it hereunder, or (c) assign or transfer all or a part of its rights hereunder without the prior written consent of the US Borrower, unless such assignment or transfer is made without the consent of the US Borrower pursuant to Section 9.04(b)(i)(A).
     “Document Agents” — as defined in the preamble hereof.
     “Domestic Lending Office” — initially, the office of a Lender designated as such in its Administrative Questionnaire, and thereafter such other office of such Lender, if any, of which such Lender shall have most recently notified the Applicable Administrative Agent and the Applicable Borrower in writing.
     “Dual Lenders” — those Lenders that have the capability to lend to the Borrowers in the U.S. and Canada and that are specifically listed as such under the heading “Dual Lenders” on Annex II or that are assignees of Dual Lenders pursuant to Section 9.04.
     “Effective Date” — as defined in the preamble.
     “Equivalent Amount” — at any date, the amount of Canadian Dollars into which an amount of US Dollars may be converted, or the amount of US Dollars into which an amount of Canadian Dollars may be converted, in either case at the Bank of Canada noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.
     “ERISA” — the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” — any trade or business (whether or not incorporated) that, together with the US Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” — (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the US Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the US Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g)

the receipt by the US Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the US Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability under Section 4202 of ERISA, or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
     “Eurodollar Lending Office” — initially, the office of a Lender designated as such in its Administrative Questionnaire, and thereafter such other office of such Lender, if any, of which such Lender shall have most recently notified the Applicable Administrative Agent and the Applicable Borrower in writing.
     “Eurodollar Loans” — US Dollar Eurodollar Loans and Canadian Dollar Eurodollar Loans.
     “Eurodollar Margin” — a rate per annum determined in accordance with the Pricing Schedule.
     “Event of Default” — any of the events of default set forth in ARTICLE VII.
     “Excess Commitment” — as defined in Section 9.13.
     “Excluded Taxes” — with respect to the US Administrative Agent, the Canadian Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the federal, or any provincial, government of Canada, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States, or by the federal, or any provincial, government of Canada or any similar tax imposed by any other jurisdiction in which such Applicable Borrower is located, and (c) in the case of a Foreign Lender, any withholding tax that is imposed in respect of amounts payable by the US Borrower in respect of the US Tranche by the United States of America or by any other jurisdiction in which such Lender is organized, has its principal office or its applicable lending office on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(e) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the US Borrower with respect to such withholding tax pursuant to Section 2.16(e).
     “Existing Credit Facilities” — the credit facilities governed by the Existing Credit Agreement.
     “Existing Credit Agreement” — the US$750,000,000 364-Day Revolving Credit Agreement dated as of October 21, 2003, among the Borrowers and Anadarko Canada Resources, as borrowers, the US Borrower, as guarantor, the lenders party thereto, and the Agents defined therein, as amended and supplemented.

     “Existing Letters of Credit” — the letters of credit issued for the account of the Borrowers under the Existing Credit Agreement and listed on Schedule III hereto.
     “Facility Fee” — as defined in Section 2.04(a)
     “Facility Fee Rate” — a rate per annum determined daily in accordance with the Pricing Schedule.
     “Federal Funds Effective Rate” — for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight US Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Financial Officer” — the chief financial officer, principal accounting officer, treasurer or controller of a Borrower or any other officer or employee that any of the foregoing may, in accordance with such Borrower’s customary business practices, designate to act as a Financial Officer by notice to the Applicable Administrative Agent in accordance with this Agreement.
     “Foreign Lender” — any US Tranche Lender that is organized under the laws of a jurisdiction other than that in which the US Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “GAAP” — generally accepted accounting principles in the United States of America, as in effect from time to time.
     “Governmental Authority” — the government of the United States, Canada, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Guaranteed Obligations” — as defined in Section 10.01(a).
     “Guarantor” — as defined in the preamble hereof.
     “Guaranty” — the guaranty by the US Borrower contained in ARTICLE X.
     “Income Tax Act (Canada)” — the Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supplement), as amended from time to time.
     “Indebtedness” — any indebtedness which (a) is for money borrowed, (b) represents the deferred purchase price of property or assets purchased, except trade accounts payable in the ordinary course of business, (c) is in respect of a capitalized lease, an advance payment or production payment (other than in respect of advance payments or production payments received in the ordinary course of business for hydrocarbons which must be delivered within 18 months after the date of such payment) or (d) is in respect of a guarantee of any of the foregoing obligations of another Person.
     “Indemnitee” — has the meaning specified in Section 9.03(b).
     “Indemnified Taxes” — Taxes other than Excluded Taxes.
     “Index Debt” — as defined in Schedule I.
     “Information” — as defined in Section 9.12.
     “Information Memorandum” — the Confidential Information Memorandum dated August 2004 relating to the US Borrower and the Transactions.
     “Interest Act (Canada)” — the Interest Act, R.S.C. 1985, c. I-15, including the regulations made, and from time to time in force, under that Act.
     “Interest Election Request” — as defined in Section 2.10(c).
     “Interest Payment Date” — (a) as to any Alternate Base Rate Loan, Canadian Prime Rate Loan or Canadian Base Rate Loan, the end of any calendar quarter with respect thereto and the Maturity Date, (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto, and, for Interest Periods longer than 3 months, each date which is 3 months, or a whole multiple thereof, from the first day of such Interest Period, and (c) with respect to any BA Loan, the maturity date of the Bankers’ Acceptance issued concurrently with the advance of such BA Loan, and, for Interest Periods longer than 3 months, each date which is 3 months, or a whole multiple thereof, from the first day of such Interest Period.
     “Interest Period” — (a) with respect to any Eurodollar Loan (i) initially, the period commencing on the Borrowing Date or continuation date, as the case may be, with respect to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Applicable Administrative Agent, 9 or 12 months thereafter, as selected by the Applicable Borrower in its Borrowing Request or Interest Election Request, as the case may be, given with respect thereto, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending 1, 2, 3, 6 or, to the extent funds are available, as determined by the Applicable Administrative Agent, 9 or 12 months thereafter, as selected by the Applicable Borrower by irrevocable notice to the Applicable Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that (A) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (b) with respect to any BA Loan, the period commencing on the Borrowing Date with respect to such BA Loan and ending on the BA Maturity Date of the Bankers’ Acceptances issued concurrently with the making of such Loan.
     “Issuing Bank” — (a) with respect to the US Tranche Commitment and the US Borrower, JPMorgan Chase Bank, and (b) with respect to the Canadian Tranche Commitment and the Canadian Borrower, one of the Canadian Tranche Lenders designated by the Canadian Borrower, with the consent of such Lender and the Canadian Administrative Agent. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit requested by the Applicable Borrower in accordance with this Agreement to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “JPMorgan Chase Toronto” — JPMorgan Chase Bank, Toronto Branch, acting in its individual capacity and not as Canadian Administrative Agent.
     “Judgment Currency” — as defined in Section 2.23(b).
     “LC Disbursement” — a payment made by an Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
     “LC Exposure” — at any time (a) with respect to a US Tranche Lender, the US LC Exposure of such Lender at such time, (b) with respect to a Canadian Tranche Lender, the Canadian LC Exposure of such Lender at such time, and (c) with respect to the Lenders, the sum of the US LC Exposure and the Canadian LC Exposure at such time.
     “LC Fees” — as defined in Section 2.04(d).
     “Lender” — as defined in the preamble hereof.
     “Letter of Credit” — (a) each of the Existing Letters of Credit, and (b) any letter of credit issued after the Effective Date pursuant to this Agreement.
     “Loan” — the Revolving Loans (including the US Tranche Revolving Loans, the Canadian Prime Rate Loans, the Canadian Base Rate Loans, the Eurodollar Loans, and the BA Loans) made by the Applicable Lenders to the Applicable Borrower pursuant to this Agreement, and the acceptance by the Canadian Tranche Lenders of Bankers’ Acceptances.
     “Loan Document(s)” — this Agreement (including the Guaranty), any Notes and each and every other agreement executed in connection with this Agreement.
     “Majority Lenders” — at any time, Lenders holding at least 51% of the then aggregate outstanding amount of the Combined Credit Exposure held by the Lenders or, if no such principal amount is then outstanding, the Lenders having at least 51% of the Commitments.
     “Material Adverse Change” — any change occurring since June 30, 2004, in the consolidated financial position or results of operations of the US Borrower and the Subsidiaries taken as a whole that has had or could reasonably be expected to have the effect of preventing the US Borrower from carrying on its business or from meeting its current and anticipated obligations on a timely basis.
     “Maturity Date” — August 31, 2009.
     “Moody’s” — Moody’s Investors Service, Inc.
     “Multiemployer Plan” — a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.
     “New Funds Amount” —the amount equal to the product of a CI Lender’s US Tranche Commitment represented as a percentage of the aggregate total US Tranche Commitments after giving effect to the US Tranche Commitment Increase times the aggregate principal amount of the outstanding US Tranche Revolving Loans immediately prior to giving effect to the US Tranche Commitment Increase, if any, as of a US Tranche Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of US Tranche Revolving Loans as a result of any US Tranche Revolving Borrowings made after giving effect to the US Tranche Commitment Increase on such US Tranche Commitment Increase Effective Date).
     “Non-Schedule I Lender” — a Canadian Tranche Lender other than a Schedule I Lender.
     “Note” — any promissory note of a Borrower payable to the order of a Lender in substantially the form attached hereto as Exhibit A.
     “Notice of Default” — as defined in Section 8.10.
     “Notice of US Tranche Commitment Increase” — a notice in the form of Exhibit G specifying (x) the proposed effective date of a US Tranche Commitment Increase; (y) the amount of the requested US Tranche Commitment Increase; (z) the amount of such US Tranche Commitment Increase agreed to by each then existing US Tranche Lender and evidence of such agreement reasonably satisfactory to the US Administrative Agent, such US Tranche Lender and the US Borrower; (xx) the identity of each financial institution not already a US Tranche Lender, which has agreed with the US Borrower to become a US Tranche Lender to effect such US Tranche Commitment Increase (each such financial institution shall be reasonably acceptable to the US Administrative Agent and each such financial institution being a “CI Lender”), accompanied by evidence reasonably satisfactory to the US Administrative Agent, such CI Lender and the US Borrower of such CI Lender’s agreement thereto and its joinder to this Agreement; (yy) the amount of the respective US Tranche Commitments of the then existing US Tranche Lenders and any such CI Lenders from and after the US Tranche Commitment Increase Effective Date.
     “Other Taxes” — any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, other than income, franchise and similar taxes and Excluded Taxes.
     “Participant” — as defined in Section 9.04(c)(i).

     “Plan” — any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the US Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the US Borrower or a Subsidiary or an ERISA Affiliate.
     “Person” — any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Pricing Schedule” — the schedule attached hereto as Schedule I and identified as such.
     “Principal Amount” — for a Bankers’ Acceptance, the face amount thereof, for a BA Loan, the principal amount thereof determined in accordance with Section 2.24(g) and for any other Loans, the outstanding principal amount thereof.
     “Principal Property” — as defined in the Public Indenture.
     “Public Indenture” — the Indenture, dated as of March 9, 2001, between the US Borrower and The Bank of New York, as Trustee.
     “Reducing Percentage Lender” — each then existing US Lender immediately prior to giving effect to a US Tranche Commitment Increase, which US Tranche Lender shall not increase its respective US Tranche Commitment in connection with such US Tranche Commitment Increase (with the result that the relative percentage of the aggregate total US Tranche Commitments of such US Lender shall be reduced after giving effect to such US Tranche Commitment Increase).
     “Reduction Amount” — the amount by which a Reducing Percentage Lender’s outstanding US Tranche Revolving Loans decrease as a result of a US Tranche Commitment Increase on any US Tranche Commitment Increase Effective Date (without regard to the effect of any US Tranche Revolving Borrowings made on such US Tranche Commitment Increase Effective Date after giving effect to the US Tranche Commitment Increase).
     “Register” — as defined in Section 9.04(b)(iv).
     “Related Parties” — with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, advisors and agents of such Person and such Person’s Affiliates.
     “Requesting Borrower” — a Borrower requesting a Loan, the issuance of a Letter of Credit, or, in the case of the Canadian Borrower, the acceptance of a Banker’s Acceptance pursuant to this Agreement.
     “Revolving Commitment” — with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender’s name on Annex I hereto, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) with respect to a Dual Lender, reallocated from time to time pursuant to Section 2.09, (c) reduced or increased from time to time pursuant to (i) Section 2.09 (with respect to US Tranche Lenders) and (ii) assignments by or to such Lender pursuant to Section 9.04, (d) reduced or terminated pursuant to Section 9.13, or (e) terminated pursuant to ARTICLE VII.
     “Revolving Commitment Termination Date” — the earliest of:
     (a) the Maturity Date;
     (b) the date on which the Revolving Commitments are terminated in full or reduced to zero pursuant to Section 2.06; and
     (c) the date on which the Revolving Commitments otherwise are terminated in full and reduced to zero pursuant to ARTICLE VII.
Upon the occurrence of any event described in clause (b) or (c), the Revolving Commitments shall terminate automatically and without any further action.
     “Revolving Loan” — any Loan (including the Canadian Prime Rate Loans, the Canadian Base Rate Loans, the Eurodollar Loans, the BA Loans and the US Tranche Revolving Loans) made by the Lenders pursuant to Section 2.01(a) or, in the case of BA Loans, Section 2.24 of this Agreement.
     “Revolving Period” — the period from and including the Effective Date to but excluding the Revolving Commitment Termination Date.
     “S&P” — Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies.
     “Schedule I Lender” — a Canadian Tranche Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).
     “Section 2.09 Certificate” — as defined in Section 2.09(g).
     “Stamping Fee” — in respect of any Bankers’ Acceptance or BA Loan, the fee payable by the Borrower at the rate per annum determined in accordance with the Pricing Schedule.
     “Subsidiary” — with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, reference in this Agreement to a “Subsidiary” or the “Subsidiaries” refers to a Subsidiary or the Subsidiaries of the US Borrower.

     “Syndication Agents” — as defined in the preamble hereof.
     “Taxes” — any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings and interest or penalties in respect thereof imposed by any Governmental Authority.
     “Tranche” —a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) the US Tranche Commitments and the US Tranche Revolving Loans, and (b) the Canadian Tranche Commitments, the Canadian Tranche Revolving Loans and the BA Loans.
     “Tranche Percentage” — with respect to any Lender holding any Commitment or Loan under either Tranche, such Lender’s US Tranche Percentage or Canadian Tranche Percentage, as applicable.
     “Transactions” — the execution, delivery, and performance by the Borrowers of this Agreement, the borrowing of the Loans, the use of the proceeds thereof, the issuance of Bankers’ Acceptances, and the issuance of Letters of Credit hereunder.
     “Type” — as to any Loan or Borrowing, its nature as an Alternate Base Rate Loan or an Alternate Base Rate Borrowing, a US Eurodollar Loan or a US Eurodollar Borrowing, a Canadian Prime Rate Loan or a Canadian Prime Rate Borrowing, a Canadian Base Rate Loan or a Canadian Base Rate Borrowing, a Canadian Eurodollar Loan or a Canadian Eurodollar Borrowing, or a Bankers’ Acceptance.
     “US” or “United States” — the United States of America, its fifty states, and the District of Columbia.
     “US Administrative Agent” — as defined in the preamble hereof.
     “US Borrower” — as defined in the preamble hereof.
     “US Dollars” or “US$” or “$” or “Dollars” — lawful money of the United States of America.
     “US Dollar Eurodollar Loan” — Loans denominated in US Dollars that bear interest at a rate based upon the US Dollar LIBO Rate.
     “US Dollar LIBO Rate” — with respect to any US Dollar Eurodollar Borrowing for any Interest Period, the rate reported by Bloomberg L.P. in its index of rates (or any successor to or substitute for such index, providing rate quotations comparable to those currently provided on such page of such index, as determined by the US Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to US Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for US Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “US Dollar LIBO Rate” with respect to such US Dollar Eurodollar Borrowing for such Interest Period shall be the rate at which US Dollar deposits of

US$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the US Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “US LC Exposure” — at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the US Borrower at such time, plus (b) the aggregate amount of all LC Disbursements that the US Borrower is obligated to reimburse (other than pursuant to the Guaranty) but which have not yet been reimbursed by or on behalf of the US Borrower at such time. The US LC Exposure of any US Tranche Lender at any time shall be equal to its Applicable Percentage of the total US LC Exposure at such time.
     “US Tranche” — the US Tranche Commitments, the US Tranche Revolving Loans and Letters of Credit issued for the account of the US Borrower.
     “US Tranche Commitment” — with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Revolving Loans pursuant to Section 2.01(a)(i) and to acquire participations in Letters of Credit pursuant to Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s US Tranche Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) reduced or increased from time to time (i) pursuant to Section 2.09 and (ii) pursuant to assignments by or to such Lender pursuant to Section 9.04, (c) with respect to a Dual Lender, reallocated from time to time pursuant to Section 2.09, (d) reduced or terminated pursuant to Section 9.13, or (e) terminated pursuant to ARTICLE VII; provided that such reductions or increases will not result in the aggregate amount of the US Tranche Commitments at any time exceeding an amount equal to the then aggregate amount of the total Commitments minus the aggregate amount of the Canadian Tranche Commitments then in effect. The initial amount of each US Tranche Lender’s US Tranche Commitment is set forth on Part One of Annex I, or in the Assignment and Assumption pursuant to which such US Tranche Lender shall have assumed its US Tranche Commitment, as applicable. The initial aggregate amount of the US Tranche Commitments is US$650,000,000.
     “US Tranche Commitment Increase” — as defined in Section 2.09(a).
     “US Tranche Commitment Increase Effective Date” — as defined in Section 2.09(a).
     “US Tranche Lender” — a Lender with a US Tranche Commitment or with outstanding US Tranche Revolving Loans or US LC Exposure.
     “US Tranche Percentage” — with respect to any US Tranche Lender, the percentage of the total US Tranche Commitments represented by such Lender’s US Tranche Commitment. If the US Tranche Commitments have terminated or expired, the US Tranche Percentages shall be determined based upon the US Tranche Commitments most recently in effect, giving effect to any assignments.
     “US Tranche Revolving Borrowing” — a Borrowing comprised of US Tranche Revolving Loans.

     “US Tranche Revolving Credit Exposure” — at any time, the sum of the aggregate principal amount of the US Tranche Revolving Loans and US LC Exposure outstanding at such time. The US Tranche Revolving Credit Exposure of any US Tranche Lender at any time shall be such Lender’s US Tranche Percentage of the total US Tranche Revolving Credit Exposure at such time.
     “US Tranche Revolving Loan” — a Loan made by a US Tranche Lender pursuant to Section 2.01(a)(i). Each US Tranche Revolving Loan shall be a Eurodollar Loan or an Alternate Base Rate Loan.
     “USA Patriot Act “ — as defined in Section 9.14.
     “Utilization Fee” — as defined in Section 2.04(b).
     “Utilization Fee Rate” — a rate per annum determined daily in accordance with the Pricing Schedule.
     Section 1.02 Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by “any” shall be taken to indicate any number of the members of the relevant class.
     Section 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in each case in accordance with GAAP as in effect from time to time.
     Section 1.04 Interpretation. The word “including” (and with correlative meaning “include”) means including, without limitation, the generality of any description preceding such term.
ARTICLE II
AMOUNT AND TERMS OF LOANS
     Section 2.01 Loans.
          (a) (i) Subject to the terms and conditions of this Agreement, from time to time during the period from the Effective Date to, but not including, the Revolving Commitment Termination Date, each US Tranche Lender severally agrees to make US Tranche Revolving Loans to the US Borrower in an aggregate principal amount that will not result in (A) such Lender’s US Tranche Revolving Credit Exposure exceeding such Lender’s US Tranche Commitment, (B) the sum of the total US Tranche Revolving Credit Exposure exceeding the total US Tranche Commitments, or (C) the Combined Credit Exposure exceeding the total Revolving Commitments. Within the foregoing limits, the US Borrower may use the US Tranche Commitments by borrowing, repaying and prepaying the US Tranche Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
               (ii) Subject to the terms and conditions of this Agreement, from time to time during the period from the Effective Date to, but not including, the Revolving Commitment Termination Date, each Canadian Tranche Lender severally agrees to make

Canadian Tranche Revolving Loans (including BA Loans made in accordance with Section 2.24) to the Canadian Borrower, and each Accepting Lender agrees to accept Bankers’ Acceptances presented to it by the Canadian Borrower, subject to Section 2.24, in an aggregate amount that will not result in (A) such Lender’s Canadian Tranche Revolving Credit Exposure exceeding such Lender’s Canadian Tranche Commitment, (B) the sum of the total Canadian Tranche Revolving Credit Exposures exceeding the total Canadian Tranche Commitments, or (C) the Combined Credit Exposure exceeding the total Revolving Commitments. Within the foregoing limits, the Canadian Borrower may use the Canadian Tranche Commitments by borrowing, repaying and (except for BA Loans) prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and the Canadian Borrower may repay (but not prepay) Bankers’ Acceptances and present new Bankers’ Acceptances for acceptance by the Accepting Lenders, all in accordance with the terms and conditions hereof.
          (b) Reserved.
          (c) Each Loan (other than a BA Loan made in accordance with Section 2.24) of each Tranche shall be made only during the Revolving Period as part of a Borrowing consisting of Revolving Loans made by the US Tranche Lenders or Canadian Tranche Lenders, as the case may be, ratably in accordance with their US Tranche Commitments or Canadian Tranche Commitments, as the case may be. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (d) Subject to Section 2.17, the Loans may be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans, (iii) Canadian Base Rate Loans, (iv) Canadian Prime Rate Loans, or (v) a combination thereof, as determined by the respective Borrower, or shall be comprised of Bankers’ Acceptances and BA Loans made in accordance with Section 2.24, as notified to the Canadian Administrative Agent in accordance with Section 2.03 and Section 2.10. Eurodollar Loans shall be made and maintained by each Lender at either its Eurodollar Lending Office or its Domestic Lending Office, at its option, provided that the exercise of such option shall not affect the obligation of the Applicable Borrower to repay such Loan in accordance with the terms of this Agreement or create or increase any obligation of any Borrower not otherwise arising, or arising in such increased amount, under Section 2.14.
          (e) No Person shall be permitted to be (or become) a Canadian Tranche Lender under this Agreement unless such Person is, for the purposes of the Income Tax Act (Canada) in force as of the date that such Lender acquires a Canadian Tranche Commitment, either (i) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (ii) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) which has, as part of its business carried on in Canada a Canadian Tranche Commitment, and, in the case of clauses (i) and (ii), is an Affiliate of a US Tranche Lender.
     Section 2.02 Repayment of Loans; Evidence of Debt.
          (a) Each Applicable Borrower hereby unconditionally promises to pay to the Applicable Administrative Agent for the account of each Applicable Lender the then unpaid principal and accrued interest amount of each Loan on the Maturity Date, or such earlier date upon which the maturity of the Loans shall have been accelerated pursuant to ARTICLE VII.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of a Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) Each Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type and Tranche thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iii) the amount of any sum received by such Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.02 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or an Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it to a Borrower be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender in substantially the form attached hereto as Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall, at all times (including after assignment pursuant to Section 9.04), be represented by one or more Notes in such form payable to the order of the payee named therein.
          (f) Each Lender is authorized to and shall endorse the date, Type, Tranche and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to the same or another Type, and the date and amount of each payment of principal with respect thereto on the schedule annexed to and constituting a part of its Note from a Borrower. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of each Borrower to repay the unpaid Principal Amount of the Loans made to such Borrower with interest thereon as provided in Section 2.10 or the validity of any payment thereof made by each Borrower. Each Applicable Lender shall, at the request of an Applicable Borrower, deliver to such Borrower copies of such Borrower’s Note and the schedules annexed thereto.
     Section 2.03 Procedure for Borrowing. Each Borrower may borrow Loans on any Business Day; provided that such Borrower shall notify the Applicable Administrative Agent by telephone of the Borrowing (the “Borrowing Request”) not later than 2:00 p.m., New York City time (a) three (3) Business Days prior to the Borrowing Date, in the case of Eurodollar Loans, and (b) the Borrowing Date, in the case of Alternate Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans. Each telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Administrative Agent of a written Borrowing Request in a form approved by the Applicable Administrative

Agent and signed by the Requesting Borrower. Each such telephonic and written Borrowing Request shall specify (i) the amount to be borrowed, (ii) the Borrowing Date, (iii) whether the Borrowing is to consist of Eurodollar Loans, Alternate Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Rate Loans, or a combination thereof (in each case stating the amounts and currency requested), (iv) in the case of Eurodollar Loans, the length of the Interest Period(s) therefor, and (v) the location and number of the Requesting Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.12. Each Borrowing shall be in an aggregate principal amount not less than the lesser of (i) $10,000,000 or a whole multiple of $5,000,000 in excess thereof, and (ii) the then unused Commitments available to the Requesting Borrower. Upon receipt of such notice, the Applicable Administrative Agent shall promptly notify each Applicable Lender thereof. Each Applicable Lender will make the amount of its pro rata share of each Borrowing available to the Applicable Administrative Agent for the account of the Requesting Borrower in accordance with Section 2.12. The proceeds of each such Borrowing of Revolving Loans will be made available to the Requesting Borrower by the Applicable Administrative Agent in accordance with Section 2.12. Notwithstanding the foregoing, all Borrowings by way of Bankers’ Acceptances and BA Loans shall be made pursuant to Section 2.24.
     Section 2.04 Facility Fees, Utilization Fees and LC Fees.
          (a) Subject to Section 2.04(e), each Applicable Borrower agrees to pay to the Applicable Administrative Agent for the account of each Applicable Lender a Facility Fee from the Effective Date to, but not including, the Maturity Date or such earlier date upon which the Commitments shall terminate or be reduced to zero as provided herein, computed at the Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) (the “Facility Fee”); provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which its Commitment terminates to, but not including, the date on which such Lender ceases to have any Credit Exposure.
          (b) Subject to Section 2.04(e), the Applicable Borrower agrees to pay to the Applicable Administrative Agent for the account of each Applicable Lender at all times when the Combined Credit Exposure is greater than or equal to 50% of the availability under the total Commitment a Utilization Fee computed at the Utilization Fee Rate on the daily amount of the Credit Exposure of such Lender (the “Utilization Fee”).
          (c) Reserved.
          (d) Each Applicable Borrower agrees to pay (i) to the Applicable Administrative Agent for the account of each Applicable Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same rate as the Eurodollar Margin on the average daily amount of such Lender’s LC Exposure to such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to any Issuing Bank an issuing fee payable on the date a Letter of Credit is issued, which shall be the normal issuing fee for letters of credit issued by such Issuing Bank, not to be less than the greater of $500 or 0.0125% times the face amount of such Letter of Credit (collectively, the “LC Fees”).
          (e) If any Lender shall become a Defaulting Lender, then, notwithstanding Section 2.04(a) and Section 2.04(b) above and without prejudicing any right or remedy that any Borrower may have with respect to, on account of, arising from or relating to any event pursuant to which such Lender shall be a Defaulting Lender, no Facility Fee or Utilization Fee shall accrue for the account of such Lender from and after the date upon which such Lender shall have become a Defaulting Lender.
          (f) Facility Fees, Utilization Fees and LC Fees shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2004, and on the Maturity Date or, with respect to Facility Fees, on such earlier date as the Commitments shall terminate or be reduced to zero as provided herein. All accrued Facility Fees, Utilization Fees and LC Fees which are not paid on or before the Maturity Date shall be due and payable on demand.
     Section 2.05 Letters of Credit.
          (a) Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Applicable Administrative Agent and the Issuing Bank, at any time and from time to time prior to the Revolving Commitment Termination Date. In the event of (i) any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Requesting Borrower to, or entered into by the Requesting Borrower with, an Issuing Bank relating to any Letter of Credit, or (ii) any terms and conditions supplemental to the terms and conditions of this Agreement contained in any such form of letter of credit application or such other agreement, in each case, the terms and conditions of this Agreement shall control and such supplemental terms and conditions shall be ignored.
          (b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Requesting Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the appropriate Issuing Bank and the Administrative Agents (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information (including, if applicable, the currency of such Letter of Credit, which shall be US Dollars or Canadian Dollars) as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Requesting Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Requesting Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension and the continuation of an Existing Letter of Credit hereunder (i) the LC Exposure shall not exceed the unused Commitment available under the applicable Tranche and (ii) the sum of the Combined Credit Exposure shall not exceed the sum of the total Commitments; provided that the Issuing Bank shall not issue, amend, renew or extend any Letter of Credit if the Issuing Bank shall have received written notice (which has not been rescinded) from the Applicable Administrative Agent or any Lender that any applicable condition precedent to the issuance, amendment, renewal or extension of such Letter of Credit has not been satisfied at the requested time of issuance, amendment, renewal or extension of such Letter of Credit.
          (c) Each Letter of Credit shall expire at or prior to the close of business on the date selected by the Requesting Borrower, which shall not be later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), and (ii) the date that is five (5) Business Days prior to the Maturity Date.
          (d) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and the continuation hereunder of each of the Existing Letters of Credit and without any further action on the part of an Issuing Bank or the Applicable Lenders, such Issuing Bank hereby grants to each Applicable Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Applicable Administrative Agent, for the account of such Issuing Bank in the currency in which such Letter of Credit is denominated, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Applicable Borrower on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to such Applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Applicable Borrower shall reimburse such LC Disbursement in the currency in which such Letter of Credit is denominated by paying to the Applicable Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that such Applicable Borrower receives a notice of such LC Disbursement from the Applicable Administrative Agent, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Applicable Borrower receives a notice of such LC Disbursement from the Applicable Administrative Agent, if such notice is not received prior to such time on the day of receipt; provided that, with respect to any such payment owing by the Applicable Borrower prior to the Revolving Commitment Termination Date, such Applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an Alternate Base Rate Borrowing, in the case of the US Borrower, or a Canadian Prime Rate Borrowing or Canadian Base Rate Borrowing, in the case of the Canadian Borrower, in an equivalent amount and, to the extent so financed, the Applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. If the Applicable Borrower fails to make such payment when due, the Applicable Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from such Applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Applicable Administrative Agent its Applicable Percentage of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.12 with respect to Loans made by such Lender in the appropriate currency (and Section 2.12 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by such Applicable Administrative Agent from the Applicable Lenders. Promptly following receipt by the Applicable Administrative Agent of any payment from an Applicable Borrower pursuant to this paragraph, the Applicable Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Applicable Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligation to reimburse such LC Disbursement.
          (f) To the extent permitted by law, each Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. To the extent permitted by law, none of the Administrative Agents, the Lenders, or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to an Applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. To the extent permitted by law, the parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Applicable Administrative Agent and the Applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Applicable Borrower of its obligation to reimburse the Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.
          (h) If an Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date specified in Section 2.05(e), the unpaid amount thereof shall bear interest, for each day from and including the date such reimbursement is due pursuant to Section 2.05(e) to but excluding the date that such Applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Alternate Base Rate Loans, in the case of Letters of Credit issued for the account of the US Borrower, and Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, in the case of Letters of Credit issued for the account of the Canadian Borrower; provided that, if an Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then the provisions of Section 2.10(a) pertaining to interest payable on overdue principal shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Any Issuing Bank with respect to a Tranche may be replaced at any time by written agreement among the Applicable Borrower, the Applicable Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Applicable Administrative Agent shall notify the Applicable Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Applicable Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank with respect to the Canadian Tranche or the US Tranche, as the case may be, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this

Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) (i) If any Event of Default shall occur and be continuing, on the Business Day that an Applicable Borrower receives notice from Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure or, if the maturity of the Loans has been accelerated, from the Applicable Administrative Agent or the Majority Lenders, demanding the deposit of cash collateral pursuant to this paragraph, and (ii) on the Business Day that an Applicable Borrower receives notice from either the Administrative Agent acting alone or the Majority Lenders demanding deposit of cash collateral pursuant to Section 2.08(b) (or, if such notice is received on a day other than a Business Day, on the next Business Day following receipt of such notice), the Applicable Borrower shall deposit in an account with the Applicable Administrative Agent, in the name of the Applicable Administrative Agent and for the benefit of the Applicable Lenders, an amount in cash (in the applicable currency) equal to the US LC Exposure or the Canadian LC Exposure, as applicable, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Applicable Borrower described in Section 7.01(g) and Section 7.01(h). Such deposit shall be held by the Applicable Administrative Agent as collateral for the payment and performance of the obligations of the Applicable Borrower under this Agreement. The Applicable Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in certificates of deposits of the Applicable Administrative Agent or securities backed by the full faith and credit of the United States of America or Canada, at the option of the Applicable Administrative Agent and at the Applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Applicable Administrative Agent to reimburse each applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the US LC Exposure or the Canadian LC Exposure, as applicable, at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of such Applicable Borrower under this Agreement. If an Applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Applicable Borrower within two (2) Business Days after all Events of Default have been cured or waived.
          (k) The Existing Letters of Credit shall automatically be deemed to have been issued under this Agreement as of the Effective Date, and except as otherwise indicated herein, the terms and provisions of the Existing Credit Agreement shall thereafter have no force or effect with respect thereto.
     Section 2.06 Reduction or Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Revolving Commitment Termination Date. The US Borrower shall have the right, upon not less than two (2) Business Days’ notice to the

Applicable Administrative Agent, to terminate the US Tranche Commitments or the Canadian Tranche Commitments, as applicable, or, from time to time, reduce the amount of the US Tranche Commitments or the Canadian Tranche Commitments, as applicable; provided, however, that the US Borrower shall not terminate or reduce any Commitment if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.07 and Section 2.08 the sum of the Combined Credit Exposures would exceed the sum of total Commitments. Any reduction shall be accompanied by prepayment of the Loans to the extent, if any, that the sum of the Credit Exposures of the Applicable Lenders then outstanding exceeds the sum of the total US Tranche Commitments or the Canadian Tranche Commitments, as applicable, as then reduced. Any termination of the Commitments shall be accompanied by prepayment in full of the Loans then outstanding and the payment of any unpaid fees then accrued hereunder. Upon receipt of such notice, the Applicable Administrative Agent shall promptly notify each Applicable Lender thereof. Any partial reduction shall be in an amount of $5,000,000 or a whole multiple thereof and shall reduce permanently the total amount of the US Tranche Commitments or the Canadian Tranche Commitments, as applicable, and the Commitments then in effect, together with a corresponding reduction in the aggregate amount of each Lender’s applicable Commitment. The Commitments once terminated or reduced may not be reinstated. Each reduction of the US Tranche Commitments or the Canadian Tranche Commitments, as the case may be, shall be made ratably among the Applicable Lenders in accordance with their US Tranche Commitments or Canadian Tranche Commitments, as the case may be.
     Section 2.07 Optional Prepayments.
          (a) Each Borrower may, at its option, as provided in this Section 2.07, at any time and from time to time prepay the Loans payable by such Borrower, in whole or in part, upon at least two (2) Business Days’ prior notice to the Applicable Administrative Agent, specifying (i) the date and amount of prepayment, and (ii) the respective amounts to be prepaid in respect of such Loans. Notwithstanding the forgoing, the Canadian Borrower shall not be permitted to prepay any Bankers’ Acceptances or BA Loans at any time. Upon receipt of such prepayment notice, the Applicable Administrative Agent shall promptly notify each Applicable Lender thereof. The payment amount specified in such notice shall be due and payable on the date specified. All prepayments pursuant to this Section 2.07 shall include accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans, any amounts payable pursuant to Section 2.22. The Loans shall also be subject to prepayment as provided in Section 2.06, Section 2.08 and Section 9.13.
          (b) Partial optional prepayments pursuant to this Section 2.07 shall be in an aggregate principal amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof. All prepayments of Loans pursuant to this Section 2.07 shall be without the payment by the Applicable Borrower of any premium or penalty except for amounts payable pursuant to Section 2.22.
     Section 2.08 Mandatory Prepayments. (a) If at any time the total Credit Exposures of the US Tranche Lenders or the Canadian Tranche Lenders, as the case may be, exceeds the sum of the total US Tranche Commitments or the total Canadian Tranche Commitments, respectively, the Applicable Borrower shall prepay the Loans (other than BA Loans) owing by it to such Lenders in an amount equal to such excess. Each prepayment of Loans pursuant to this Section

2.08 shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment and, in the case of prepayments of Eurodollar Loans, any amounts payable pursuant to Section 2.22.
          (b) If, after all Loans (other than BA Loans) have been prepaid pursuant to this Section 2.08, any such excess remains as a result of LC Exposure, BA Exposure or any combination thereof, the Applicable Borrowers shall provide cash collateral (i) pursuant to Section 2.05(j)(ii), to cover any such excess caused by LC Exposure, and/or (ii) pursuant to Section 2.24(j)(ii) to cover any such excess caused by BA Exposure.
     Section 2.09 Commitment Increases; Adjustment of Tranche Commitments.
          (a) So long as no Default or Event of Default has occurred and is continuing, the US Borrower may request from time to time, that the aggregate amount of the US Tranche Lenders’ US Tranche Commitments be increased (each a “US Tranche Commitment Increase”) by delivering a Notice of US Tranche Commitment Increase; provided, however, that:
               (i) except as provided in Section 2.09(d), no US Tranche Lender’s US Tranche Commitment may ever be increased without its prior written consent;
               (ii) any Notice of US Tranche Commitment Increase must be given no later than three (3) Business Days prior to the Revolving Commitment Termination Date;
               (iii) the effective date of any US Tranche Commitment Increase (the “US Tranche Commitment Increase Effective Date”) shall be no earlier than ten (10) Business Days after receipt by the US Administrative Agent of such Notice of US Tranche Commitment Increase;
               (iv) the amount of any US Tranche Commitment Increase must be at least $10,000,000;
               (v) after giving effect to any requested US Tranche Commitment Increase, the aggregate amount of the US Tranche Commitments shall not exceed $1,250,000,000 minus the aggregate amount of the Canadian Tranche Commitments then in effect;
          (b) On each US Tranche Commitment Increase Effective Date, so long as no Default or Event of Default has occurred and is continuing and to the extent there are US Tranche Revolving Loans outstanding as of such date:
               (i) each CI Lender shall, by wire transfer of immediately available funds, deliver to the US Administrative Agent such CI Lender’s New Funds Amount for the applicable US Tranche Commitment Increase Effective Date, which amount, for each such CI Lender, shall constitute US Tranche Revolving Loans made by such CI Lender to the US Borrower pursuant to this Agreement on such US Tranche Commitment Increase Effective Date; and

               (ii) the US Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount for such US Tranche Commitment Increase Effective Date, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the US Borrower pursuant to Section 2.07, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding US Tranche Revolving Loans of such Reducing Percentage Lender.
          (c) So long as no Default or Event of Default has occurred and is continuing, each of the conditions set forth in Section 6.02 are satisfied as of such US Tranche Commitment Increase Effective Date and no Material Adverse Change shall exist as of such date, each US Tranche Commitment Increase shall become effective on its US Tranche Commitment Increase Effective Date and upon such effectiveness (x) the US Administrative Agent shall record in the Register each CI Lender’s information, if necessary, as provided in the Notice of US Tranche Commitment Increase and pursuant to an Administrative Questionnaire that shall be completed and delivered by each CI Lender to the US Administrative Agent on or before the US Tranche Commitment Increase Effective Date and (y) the US Administrative Agent shall distribute to each Lender (including each CI Lender) a copy of the Annex I attached to the Notice of US Tranche Commitment Increase relating to such US Tranche Commitment Increase and (z) each CI Lender identified on the Notice of US Tranche Commitment Increase for such US Tranche Commitment Increase shall be a “US Lender” for all purposes under this Agreement.
          (d) So long as no Default or Event of Default has occurred which is continuing, and subject to all of the terms and conditions hereinafter set forth, at any time during each 12-month period, the US Borrower may, by providing written notice to the US Administrative Agent (an “Adjustment Request”), make up to a total of six requests on behalf of all of the Borrowers that the total Commitments of the Dual Lenders under one of the Tranches be increased on a pro rata basis by an amount of not less than US$10,000,000 and that simultaneous decreases be made on a pro rata basis to the unused Commitments of the Dual Lenders under the other Tranche in amounts that will result in the sum of the total Commitments of the Dual Lenders remaining unchanged after giving effect to such increases and decreases; provided, however, that (i) the effect of such changes to the Commitments of the Dual Lenders shall not result in an increase of the Canadian Tranche Commitments to an amount greater than US$300,000,000 or result in the reduction of the Canadian Tranche Commitments to an amount less than US$15,000,000 and (ii) neither the Canadian Tranche Commitments nor the US Tranche Commitments shall be reduced to an amount less than the Canadian Credit Exposure or the US Credit Exposure, as the case may be. An Adjustment Request shall set forth (x) the amount of the requested increase in the Commitments of the Dual Lenders under one of the Tranches (each, a “Commitment Increase (Reallocation)”), (y) the amount of the requested decreases in the Commitments of the Dual Lenders under the other Tranche which shall correspond to each Commitment Increase (Reallocation) (each a “Commitment Decrease (Reallocation)”), and (z) the date on which such adjustments are requested to become effective (which shall be not less than 5 Business Days or more than 30 days after the date of such Adjustment Request) (the “Adjustment Effective Date”). On each Adjustment Effective Date, the US Borrower, on behalf of each of the Borrowers, shall deliver to the US Administrative Agent a Section 2.09 Certificate. Subject to Section 2.09(g), all such Adjustment Requests shall become effective on the designated Adjustment Effective Date.

          (e) If either Administrative Agent receives a Borrowing Request with a Borrowing Date that coincides with an Adjustment Effective Date set forth in an Adjustment Request, such Borrowing Request shall be given effect in accordance with all of the terms and conditions set forth herein after giving effect to the Commitment Increases (Reallocation) and Commitment Decreases (Reallocation) set forth in such Adjustment Request.
          (f) Commitment Increases (Reallocation), Commitment Decreases (Reallocation) and new Commitments created pursuant to Section 2.09(d) shall become effective on the Adjustment Effective Date or US Tranche Commitment Increase Effective Date, as applicable. Subject to Section 2.09(g) hereof, the US Administrative Agent and the Lenders, including the Dual Lenders, shall have no discretion in granting requests made under an Adjustment Request.
          (g) Notwithstanding the foregoing, no increase in the Commitments of the Dual Lenders under either Tranche shall become effective under this Section, unless (i) the US Borrower shall not have withdrawn its Adjustment Request by written notice to the US Administrative Agent not less than three Business Days prior to the Adjustment Effective Date, and (ii) on the Adjustment Effective Date of each Commitment Increase (Reallocation), the US Borrower shall have delivered to the Administrative Agents a certificate substantially in the form of Exhibit F (each, a “Section 2.09 Certificate”) dated as of such Adjustment Effective Date, executed by a responsible officer of the US Borrower, on behalf of each of the Borrowers, certifying that, as of such Adjustment Effective Date, all conditions set forth in Section 6.02 (with respect to such Commitment Increase (Reallocation) rather than a Borrowing) have been satisfied.
          (h) Notwithstanding the foregoing, adjustments pursuant to Section 2.09(d) shall only be applicable to the Commitments of the Dual Lenders and shall not affect any outstanding Commitments of a Lender that is not a Dual Lender.
     Section 2.10 Interest.
          (a) Each US Dollar Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid Principal Amount thereof at a rate per annum equal to the US Dollar LIBO Rate for such Interest Period plus the Eurodollar Margin for such day. Each Alternate Base Rate Loan shall bear interest on the unpaid Principal Amount thereof at a fluctuating rate per annum equal to the Alternate Base Rate. Each Canadian Dollar Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid Principal Amount thereof at a rate per annum equal to the Canadian Dollar LIBO Rate for such Interest Period plus the Eurodollar Margin for such day. Each Canadian Prime Rate Loan shall bear interest on the unpaid Principal Amount thereof at a fluctuating rate per annum equal to the Canadian Prime Rate. Each Canadian Base Rate Loan shall bear interest on the unpaid Principal Amount thereof at a fluctuating rate per annum equal to the Canadian Base Rate. Any overdue principal of any Loan shall, without limiting the rights of any Lender under ARTICLE VII, bear interest at a rate per annum which is two percent (2%) above the rate which would otherwise be applicable to such Loan pursuant to whichever of the four preceding sentences shall apply until paid in full (as well after as before judgment). Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest payable on overdue principal shall be payable on demand.
          (b) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Applicable Borrower may elect to continue such Borrowing to a different Type or to continue such Borrowing for an additional Interest Period (and elect Interest Periods therefor), all as provided in this Section. The Applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall then and thereafter be considered a separate Borrowing.
          (c) To make an election pursuant to this Section, the Applicable Borrower shall notify the Applicable Administrative Agent of such election (the “Interest Election Request”) by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Administrative Agent of a written Interest Election Request in a form approved by the Applicable Administrative Agent and signed by the Applicable Borrower.
          (d) Each telephonic and written Interest Election Request shall identify the Applicable Borrower and specify the following information in compliance with Section 2.03:
               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
               (iii) whether the resulting Borrowing is to be an Alternate Base Rate Borrowing, a Canadian Prime Rate Borrowing, a Canadian Base Rate Borrowing or a Eurodollar Borrowing; and
               (iv) if the resulting Borrowing is a Eurodollar Borrowing, whether such Borrowing is to be comprised of US Dollar Eurodollar Loans or Canadian Dollar Eurodollar Loans, as applicable, and the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
          (e) If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

          (f) Promptly following receipt of an Interest Election Request, the Applicable Administrative Agent shall advise each Applicable Lender of the details thereof and of such Lender’s obligation with respect to each resulting Borrowing.
          (g) If the Applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as an Alternate Base Rate Loan, in the case of Eurodollar Loans made to the US Borrower, and Canadian Base Rate Loan (if in US Dollars) or a Canadian Prime Rate Loan (if in Canadian Dollars), in the case of Eurodollar Loans made to the Canadian Borrower. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Applicable Administrative Agent, at the request of the Majority Lenders, so notifies the Applicable Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be continued as a Eurodollar Loan, and (ii) unless repaid, each Eurodollar Loan shall be continued as an Alternate Base Rate Loan, in the case of Eurodollar Loans made to the US Borrower, and a Canadian Base Rate Loan (if in US Dollars) or a Canadian Prime Rate Loan (if in Canadian Dollars), in the case of Eurodollar Loans made to the Canadian Borrower, at the end of the Interest Period applicable thereto.
     Section 2.11 Computation of Interest and Fees.
          (a) Interest on Alternate Base Rate Loans, Canadian Prime Rate Loans, Canadian Base Rate Loans and fees shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Applicable Administrative Agent shall notify the Applicable Borrower and the Applicable Lenders of each determination of a US Dollar LIBO Rate or a Canadian Dollar LIBO Rate. Any change in the interest rate resulting from a change in the Alternate Base Rate, Canadian Prime Rate or the Canadian Base Rate shall become effective as of the opening of business on the day on which such change in the applicable rate shall become effective. The Applicable Administrative Agent shall notify the Applicable Borrower and the Applicable Lenders of the effective date and the amount of each such change in the Alternative Base Rate, Canadian Prime Rate and the Canadian Base Rate.
          (b) The Applicable Administrative Agent shall, at the request of the Applicable Borrower, deliver to such Applicable Borrower a statement showing the computations used by the Applicable Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
          (c) To the extent permitted by applicable law, any provision of the Interest Act (Canada) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrowers.
          (d) The principle of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, and all interest and fees payable by a Borrower to the Lenders, shall accrue from day to day, computed as described herein in accordance with the “nominal rate” method of interest calculation.

          (e) Where, in this Agreement, a rate of interest or fees is to be calculated on the basis of a 360-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation, and (ii) divided by 360.
     Section 2.12 Funding of Borrowings.
          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed Borrowing Date thereof by wire transfer of immediately available funds by 11:30 a.m., New York City time, to the account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Applicable Lenders, which Loan shall be in the appropriate currency (based on the relevant Borrowing Request). The Applicable Administrative Agent will make such Loans available to the Requesting Borrower by promptly crediting the amounts so received, in like funds, to an account of such Requesting Borrower designated by such Requesting Borrower in the applicable Borrowing Request; provided that Alternate Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Applicable Administrative Agent to the Issuing Bank; and provided further that any Canadian Prime Rate Loan or any Canadian Base Rate Loan made to refinance a BA Loan pursuant to Section 2.24 shall be remitted by the Canadian Administrative Agent to the applicable Accepting Lender.
          (b) Unless the Applicable Administrative Agent shall have received notice from an Applicable Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.12(a) and may, in reliance upon such assumption, make available to the Requesting Borrower a corresponding amount. In such event, if an Applicable Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then each such Lender and the Requesting Borrower severally agree to pay to the Applicable Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Requesting Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of such Lender, the greater of the cost incurred by the Applicable Administrative Agent for making such Lender’s share of such Borrowing and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of a Requesting Borrower, the interest rate applicable to Alternate Base Rate Loans or Canadian Base Rate Loans, as applicable. If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          (c) Borrowings or continuations of Loans, and prepayments of Loans or different currencies at the same time hereunder shall be deemed to be separate Borrowings, continuations and prepayments, respectively, one for each currency.

     Section 2.13 Pro Rata Treatment and Payments.
          (a) Each Borrowing by an Applicable Borrower from the Applicable Lenders, each payment (including each prepayment) by an Applicable Borrower on account of the principal of and interest on the Loans and on account of any fees hereunder, any reimbursement of LC Disbursements, and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the US Tranche Commitments or the Canadian Tranche Commitments, as applicable, except that (i) payments or prepayments, and offsets against or reductions from the amount of payments and prepayments, in each case, specifically for the account of a particular Lender under the terms of Section 2.04, Section 2.09(b), Section 2.14, Section 2.15, Section 2.16, Section 2.22, Section 9.03 or Section 9.13 shall be made for the account of such Lender, (ii) payments of interest on BA Loans shall be made for the account of the Lenders making such Loans (it being recognized that interest on such Loans are payable in arrears while Stamping Fees on the Bankers’ Acceptance for which such BA Loan is a substitute are payable in advance, and Bankers’ Acceptances are discounted on the applicable Acceptance Date), and (iii) if any Lender shall become a Defaulting Lender, from and after the date upon which such Lender shall have become a Defaulting Lender, any payment made on account of principal of or interest on the Loans shall be applied, first for the account of the Lenders other than the Defaulting Lender, pro rata according to the US Tranche Commitments or the Canadian Tranche Commitments, as applicable, of such Lenders, until the principal of and interest on the Loans of such Lenders shall have been paid in full and, second for the account of such Defaulting Lender, provided that the application of such payments in accordance with this clause (iii) shall not constitute an Event of Default or a Default, and no payment of principal of or interest on the Loans of such Defaulting Lender shall be considered to be overdue for purposes of Section 2.10(a), if, had such payments been applied without regard to this clause (iii), no such Event of Default or Default would have occurred and no such payment of principal of or interest on the Loans of such Defaulting Lender would have been overdue. All payments (including prepayments) to be made by a Borrower on account of principal, interest, reimbursement of LC Disbursements and fees shall be made in immediately available funds without setoff or counterclaim and shall be made to the Applicable Administrative Agent on behalf of the Applicable Lenders at the Applicable Administrative Agent’s office as notified to the US Borrower from time to time at least five (5) Business Days before any change in such office. On the date of this Agreement, the office of the Applicable Administrative Agent is located (i) in the case of Canadian Prime Rate Loans, Canadian Base Rate Loans, and fees, for the account of the Domestic Lending Offices of the Lenders, (A) with respect to the Canadian Administrative Agent, at 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto, M5J 2J2, Canada, Attention: Amanda Staff (Telecopy No. 416-981-9128), with a copy to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Karla Contreras, Phone No.: (713) 750-2355, Facsimile No.: (713) 427-6307 and (B) in the case of Alternate Base Rate Loans and Eurodollar Loans, for the account of the Eurodollar Lending Offices or Domestic Lending Offices, as the case may be, of the Lenders which shall then be maintaining Eurodollar Loans, in each case in US Dollars (or Canadian Dollars in the case of payments relating to Loans, Letters of Credit, Bankers’ Acceptances or other Credit Exposure denominated in Canadian Dollars), with respect to the US Administrative Agent, at JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Karla Contreras, Phone No.: (713) 750-2355, Facsimile No.: (713) 427-6307 at or before 12:00 noon (New York City time), and (ii) JPMorgan Chase Bank, Loan and Agency

Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Karla Contreras, Phone No.: (713) 750-2355, Facsimile No.: (713) 427-6307 at or before 12:00 noon (New York City time). The Applicable Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Reimbursement of all LC Disbursements shall be made as required by Section 2.05(e).
          (b) If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.
          (c) Except as provided in Section 2.04(e), Section 2.09(b), Section 2.09(d), Section 2.14, Section 2.15, Section 2.16, Section 2.22, Section 9.03, Section 9.13, and this Section 2.13, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans or participations in LC Disbursements under either Tranche resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon under such Tranche than the proportion received by any other Lender with respect to the US Tranche or the Canadian Tranche, as the case may be, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements with respect to the US Tranche or the Canadian Tranche, as the case may be, of other Lenders with respect to the US Tranche or the Canadian Tranche, as the case may be, to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the Applicable Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Applicable Administrative Agent for the account of the Applicable Lenders or an Issuing Bank hereunder that the Applicable Borrower will not make such payment, the Applicable Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders or any Issuing Bank, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Applicable Lenders or an Issuing Bank, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, at the greater of the cost incurred by the Applicable Administrative Agent for making such distributed amount and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.09(b), Section 2.12(b) or Section 2.13(d), then the Applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     Section 2.14 Increased Cost of Loans.
          (a) If any change in any applicable law, treaty or governmental regulation after the date of this Agreement, or in the interpretation or application thereof after the date of this Agreement, or compliance by any Lender or any Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made or issued after the date of this Agreement, which:
               (i) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or such Issuing Bank; or
               (ii) does or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement, any Note or the Eurodollar Loans, or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Lender of making, continuing or maintaining any Eurodollar Loan or BA Loan or accepting any Bankers’ Acceptance (or of maintaining its obligation to make any such Loan or BA Loan or Bankers’ Acceptance) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or BA Loan or Bankers’ Acceptance, or to reduce any amount received or receivable by such Lender or such Issuing Bank hereunder or under any Note (whether of principal, interest, or otherwise), then, in any such case, the Applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, upon written demand being made to the Applicable Borrower by such Lender or such Issuing Bank, as the case may be, such additional amount or amounts which will compensate such Lender or such Issuing Bank, as the case may be, for such amounts as such Lender or such Issuing Bank reasonably deems to be material with respect to this Agreement, the Notes, the Letters of Credit, or the Loans hereunder, provided, however, that if all or any such additional cost would not have been payable, or such reduction would not have occurred, but for such Lender’s or such Issuing Bank’s decision to designate a new Eurodollar Lending Office or Domestic Lending Office or refusal to change to another Eurodollar Lending Office or Domestic Lending Office as provided below, the Applicable Borrower shall have no obligation under this Section 2.14 to compensate such Lender or such Issuing Bank for such amount. Such demand shall be accompanied by a certificate of a duly authorized officer of such Lender or such Issuing Bank setting forth the amount of such payment and the basis therefor. Each Applicable Lender or an Issuing Bank shall also give written notice to the Applicable Borrower and the Applicable Administrative Agent of any event occurring after the date of this Agreement which would entitle such Lender or such Issuing Bank to compensation pursuant to this Section 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different Eurodollar Lending Office or a Domestic Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender. Notwithstanding the foregoing, in the event that any Lender or Issuing Bank shall demand payment pursuant to this Section 2.14, the Applicable Borrower may, upon at least two (2) Business Days’ notice to the Applicable Administrative Agent and such Lender, continue in whole (but not in part) the Eurodollar Loans of such Lender into Alternate Base Rate Loans, in the case of Eurodollar Loans made to the US Borrower, or Canadian Prime Rate Loans (if in Canadian Dollars) or Canadian Base Rate Loans (if in US Dollars), in the case of Eurodollar Loans made to the Canadian Borrower, without regard to the requirements of Section 2.10.
          (b) If any Lender or any Issuing Bank shall have reasonably determined that the adoption after the date of this Agreement of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by any Lender or any Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority made or issued after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital, or in the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender or such Issuing Bank, or such Lender’s or such Issuing Bank’s holding company, could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender or such Issuing Bank to the Applicable Borrower (with a copy to the Applicable Administrative Agent) of a written request therefor, the Applicable Borrower shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such reduction from and after such date the Borrower receives the request; provided, however, that the foregoing shall not apply to any capital adequacy requirement imposed solely by reason of any business combination effected after the date hereof.
          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the

Applicable Borrower and shall be prima facie evidence of the amount of such payment. The Applicable Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Applicable Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 2.15 Illegality. Notwithstanding anything herein contained, if any Lender shall make a good faith determination that a change in any applicable law or regulation after the date of this Agreement or in the interpretation thereof after the date of this Agreement by any authority charged with the administration thereof shall make it unlawful for such Lender to give effect to its obligations to make, continue or maintain its Eurodollar Loans under this Agreement, the obligation of such Lender to make, continue or maintain Eurodollar Loans hereunder shall be suspended for the duration of such illegality. Such Lender, by written notice to the Administrative Agents, and to the Borrowers, shall declare that such Lender’s obligation to make Eurodollar Loans and to, continue and maintain Eurodollar Loans shall be suspended, and the Applicable Borrower, on the last day of the then current Interest Period applicable to such Eurodollar Loans or portion thereof or, if such Lender so requests, on such earlier date as may be required by relevant law, shall continue such Eurodollar Loans or portion thereof as Alternate Base Rate Loans, in the case of Eurodollar Loans made to the US Borrower, and Canadian Base Rate Loans (if in US Dollars) or as Canadian Prime Rate Loans (if in Canadian Dollars) in the case of Eurodollar Loans made to the Canadian Borrower, without regard to the requirements of Section 2.10. If and when such illegality ceases to exist, such suspension shall cease and such Lender shall notify the Applicable Borrower and the Administrative Agents thereof and any Loans previously continued from Eurodollar Loans to Canadian Base Rate Loans or Canadian Prime Rate Loans pursuant to this Section 2.15 shall be continued as Loans of Types corresponding to the Loans maintained by the other Applicable Lenders on the last day of the Interest Period of the corresponding Eurodollar Loans of such other Lenders.
     Section 2.16 Taxes.
          (a) Any and all payments by or on account of any obligation of a Borrower under each Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section), the US Administrative Agent, the Canadian Administrative Agent, any US Tranche Lender, any Canadian Tranche Lender or any Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) such Borrower shall make such deductions or withholding, and (iii) such Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Each Borrower shall indemnify the US Administrative Agent, the Canadian Administrative Agent, each US Tranche Lender and Canadian Tranche Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the US Administrative Agent, the Canadian Administrative Agent, such US Tranche Lender, Canadian Tranche Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under each Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or an Issuing Bank, or by the US Administrative Agent or Canadian Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the US Administrative Agent and the Canadian Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the US Administrative Agent and, if relating to the Canadian Tranche, the Canadian Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the US Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the US Borrower (with a copy to the US Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the US Borrower as will permit such payments to be made without withholding or at a reduced rate.
          (f) For any period during which a Foreign Lender has failed to provide the US Borrower with the appropriate documentation as required by Section 2.16(e), the US Borrower shall not be obligated to pay, and such Foreign Lender shall not be entitled to secure additional amounts under this Section 2.16 with respect to Indemnified Taxes imposed by a Governmental Authority to the extent that such additional amounts would not have arisen but for such failure of such Foreign Lender.

          (g) If the US Administrative Agent, the Canadian Administrative Agent, or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the US Administrative Agent, the Canadian Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Borrower, upon the request of the US Administrative Agent, the Canadian Administrative Agent or such Lender, agrees to forthwith repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the US Administrative Agent, the Canadian Administrative Agent, or such Lender in the event the US Administrative Agent, the Canadian Administrative Agent, or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.16 shall require the US Administrative Agent, the Canadian Administrative Agent, or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.
     Section 2.17 Substitute Loan Basis. In the event that prior to the commencement of any Interest Period for any Eurodollar Borrowing the Majority Lenders shall reasonably determine (which determination shall be final and conclusive and binding upon the Borrowers) that (a) by reason of changes affecting the London Interbank Eurodollar Market, adequate and fair means do not exist for ascertaining the US Dollar LIBO Rate or the Canadian Dollar LIBO Rate for such requested Interest Period, or (b) the US Dollar LIBO Rate or Canadian LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period then, and in any such event, the Applicable Administrative Agent shall forthwith give notice to the Applicable Borrower and, (i) unless, on the date upon which such Eurodollar Loans were to be made, such Borrower notifies the Applicable Administrative Agent that it elects not to borrow on such date, any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, in the case of the US Borrower, and as Canadian Base Rate Loans, in the case of the Canadian Borrower, (ii) any Loans that were to have been, on the first day of such Interest Period, continued as Eurodollar Loans, shall be continued as Alternate Base Rate Loans, in the case of the US Borrower, and as Canadian Base Rate Loans (if in US Dollars) or Canadian Prime Rate Loans (if in Canadian Dollars), in the case of the Canadian Borrower, on the date upon which such Loans were to have been continued, and (iii) any outstanding Eurodollar Loans shall be continued, on the last day of the Interest Period applicable thereto, as Alternate Base Rate Loans, in the case of the US Borrower, and as Canadian Base Rate Loans, in the case of the Canadian Borrower, on the date upon which such Loans are to be continued. If any Lender is required to make a Canadian Prime Rate Loan or continue a Loan as a Canadian Prime Rate Loan pursuant to subsections (i) through (iii) above, and such Lender is, for any reason, unable to access Canadian Dollars to fund such Canadian Prime Rate Loan, then such Lender shall, instead of making or continuing such Canadian Prime Rate Loan (as the case may be) pursuant to subsections (i) through (iii) above, make or continue (as the case may be) such Loan as a Canadian Base Rate Loan. The Applicable Administrative Agent shall give written notice to the Applicable Borrower of any event occurring after the giving of such notice which permits an adequate and fair means of ascertaining the US Dollar LIBO Rate and the Canadian Dollar LIBO Rate and until such notice by the Applicable Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to continue as Eurodollar Loans.
     Section 2.18 Certain Prepayments or Continuations. If the Eurodollar Loans of any Applicable Lender are prepaid or continued as Alternate Base Rate Loans, Canadian Prime Rate Loans or Canadian Base Rate Loans pursuant to Section 2.14 or Section 2.15 (such Eurodollar Loans being herein called “Affected Loans”), unless and until such Lender gives written notice that the circumstances which gave rise to such prepayment or continuation no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) such Lender shall not make further Affected Loans and all Loans which would otherwise be made by such Lender as, or continued by such Lender into, Affected Loans shall be made instead as, or continued as Alternate Base Rate Loans, Canadian Base Rate Loans (if in US Dollars) or Canadian Prime Rate Loans (if in Canadian Dollars), as the case may be (on which interest and principal shall be payable simultaneously with the related Affected Loans of the other Applicable Lenders).
     Section 2.19 Certain Notices. Notices by a Borrower under each of Section 2.03, Section 2.05, Section 2.06, Section 2.07, Section 2.14, Section 2.17, and Section 2.10 and under the definition of “Interest Period” in Section 1.01 (a) shall be given in writing, by telecopy or by telephone (confirmed promptly in writing), and (b) shall be effective only if received by the Applicable Administrative Agent and, in the case of Section 2.14, the Lender involved, not later than 10:30 A.M. (New York City time) on the day specified in the respective Section or definition as the latest day such notice may be given. Notices by the Applicable Borrower under each of Section 2.03, Section 2.05, Section 2.06, Section 2.07, Section 2.14, Section 2.17, and Section 2.10 shall be irrevocable.
     Section 2.20 Reserved.
     Section 2.21 Minimum Amounts of Eurodollar Borrowings. All Borrowings and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate Principal Amount of the Loans comprising each Eurodollar Borrowing shall be equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof.
     Section 2.22 Break Funding Payments. In the event of (a) the payment of any Principal Amount of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the continuation of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Loan or BA Loan or Bankers’ Acceptance other than on the last day of the Interest Period applicable thereto as a result of a request by the Applicable Borrower, then, in any such event, such Borrower shall compensate each Applicable Lender or each Issuing Bank for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the Principal Amount of such Loan had such event not occurred, at the US Dollar LIBO Rate or Canadian Dollar LIBO rate, as applicable (in the case of a Eurodollar Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such Principal Amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Applicable Borrower and the Administrative Agents and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding anything to the contrary contained herein, (y) no Lender shall be entitled to receive any amount or amounts pursuant to this Section if such amount or amounts are attributable solely to the merger or other consolidation of such Lender with another Lender and (z) nothing in this Section 2.22 shall be construed as giving rise to any right of the Canadian Borrower to prepay any Bankers’ Acceptance or BA Loans.
     Section 2.23 Currency Conversion and Currency Indemnity.
          (a) Each Borrower shall make payment relative to any obligation in the currency (the “Agreed Currency”) in which the obligation was effected. If any payment is received on account of any obligation in any currency (the “Other Currency”) other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral or the liquidation of a Borrower or otherwise), such payment shall constitute a discharge of the liability of such Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the Applicable Lender or Applicable Administrative Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.
          (b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the Applicable Borrower shall be obligated to pay the Applicable Administrative Agent and the Applicable Lenders any deficiency in accordance with Section 2.23(c). For the foregoing purposes “rate of exchange” means the rate at which the Applicable Lender or Applicable Administrative Agent, as the case may be, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.
          (c) To the fullest extent permitted by applicable law, if (i) any Lender or either Administrative Agent receives any payment or payments on account of the liability of a Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the Applicable Lender or Applicable Administrative Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then such Borrower on demand shall, and such Borrower hereby agrees to, indemnify the Applicable Lender and the Applicable Administrative Agent from and against any loss, cost or expense arising out of or in connection with such deficiency.
          (d) To the fullest extent permitted by applicable law, the agreement of indemnity provided for in Section 2.23(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Administrative Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.
     Section 2.24 Bankers’ Acceptances.
          (a) Subject to the terms and conditions of this Agreement, the Canadian Tranche Commitments may be utilized, upon the request of the Canadian Borrower, in addition to the Loans provided for by Section 2.01 and the issuance of Letters of Credit provided for by Section 2.05, for the acceptance by the Canadian Tranche Lenders of Bankers’ Acceptances issued by the Canadian Borrower, provided that (i) in no event shall the Equivalent Amount in US Dollars of the aggregate amount of all Bankers’ Acceptance Liabilities together with the Equivalent Amount in US Dollars of the aggregate principal amount of the other Loans (excluding BA Loans) and the aggregate amount of all Canadian LC Exposure exceed the aggregate amount of the Canadian Tranche Commitments of the Canadian Tranche Lenders, (ii) all Bankers’ Acceptances shall have maturities which are an integral multiple of thirty (30) days, and are not less than thirty (30) days or more than 180 days, from the Acceptance Date (and shall in no event mature on a date after the Revolving Commitment Termination Date), and (iii) in no event shall the amount of any Borrowing by way of Bankers’ Acceptance be less than C$1,000,000 and other than in multiples of C$100,000 for any amounts in excess thereof. Whenever the Canadian Borrower is required to furnish a notice to the Canadian Administrative Agent pursuant to the following additional provisions of this Section, it shall give a copy of such notice to the US Administrative Agent.
          (b) In order to facilitate and expedite the issuance and acceptance of Bankers’ Acceptances hereunder, the Canadian Borrower agrees to the terms and conditions of the Power of Attorney with respect to the Bankers’ Acceptance attached hereto as Exhibit C.
          (c) When the Canadian Borrower wishes to make a Borrowing by way of Bankers’ Acceptances, the Canadian Borrower shall give the Canadian Administrative Agent and the US Administrative Agent prior written notice with respect to the issuance of the Bankers’ Acceptances (such written notice a “Bankers’ Acceptance Request”) by not later than 1:00 p.m., Toronto time, two (2) Business Days’ prior to the Acceptance Date. Each Bankers’ Acceptance Request shall be irrevocable and binding on the Canadian Borrower. The Canadian

Borrower shall indemnify each Canadian Tranche Lender against any loss or expense incurred by such Lender as a result of any failure by the Canadian Borrower to fulfill or honor before the date specified as the Acceptance Date, the applicable conditions set forth in ARTICLE VI, if, as a result of such failure the requested Bankers’ Acceptance is not made on such date. Unless otherwise agreed among the Canadian Administrative Agent, the US Administrative Agent, and the Canadian Tranche Lenders, the aggregate amount of all Bankers’ Acceptances issued on any Acceptance Date hereunder shall be accepted pro rata by all Canadian Tranche Lenders relative to their respective Canadian Tranche Percentage, rounded, upwards or downwards, as the case may be, to the nearest C$100,000. Upon receipt of a Bankers’ Acceptance Request, the Canadian Administrative Agent shall advise each Canadian Tranche Lender of the contents thereof. Upon the acceptance of a Bankers’ Acceptance by a Canadian Tranche Lender, such Lender shall purchase such Bankers’ Acceptance from the Canadian Borrower and pay to the Canadian Administrative Agent, for the account of the Canadian Borrower, the amount of the BA Net Proceeds in respect of such Bankers’ Acceptance.
          (d) On each day during the period commencing with the issuance by the Canadian Borrower of any Bankers’ Acceptance and until such Bankers’ Acceptance Liability shall have been paid by the Canadian Borrower, the Canadian Tranche Commitment of each Accepting Lender that is able to extend credit by way of Bankers’ Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Principal Amount of such Bankers’ Acceptance. The Canadian Tranche Commitment of any Canadian Tranche Lender providing a BA Loan rather than Bankers’ Acceptances shall be deemed utilized during this period in an amount equal to its Canadian Tranche Percentage of the total amount of Bankers’ Acceptances and BA Loans in each Bankers’ Acceptance Request.
          (e) The Canadian Borrower agrees to pay on the BA Maturity Date for each Bankers’ Acceptance, to the Canadian Administrative Agent for account of each Accepting Lender, an amount equal to the Bankers’ Acceptance Liability of the Canadian Borrower for such Bankers’ Acceptance. The Canadian Borrower hereby waives presentment for payment of Bankers’ Acceptances by each Accepting Lender and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers’ Acceptance which might exist by reason of such Bankers’ Acceptance being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.
          (f) If the Canadian Borrower fails to notify the Canadian Administrative Agent in writing not later than 1:00 p.m., Toronto time, on the Business Day prior to any BA Maturity Date that the Canadian Borrower intends to pay with the Canadian Borrower’s own funds the Bankers’ Acceptance Liabilities due on such BA Maturity Date, or fails to make such payment, the Canadian Borrower shall be deemed, for all purposes to have given the Canadian Administrative Agent notice of a borrowing of a Canadian Prime Rate Loan pursuant to Section 2.03 for an amount equal to the Principal Amount of such Bankers’ Acceptance; provided that:
               (i) the BA Maturity Date for such Bankers’ Acceptances shall be considered to be the date of such borrowing;

               (ii) the proceeds of such Canadian Prime Rate Loan shall be used to pay the amount of the Bankers’ Acceptance Liability due on such BA Maturity Date;
               (iii) each Canadian Tranche Lender which has made a maturing BA Loan (in accordance with Section 2.24(g) hereof) shall continue to extend credit to the Canadian Borrower (without further advance of funds to the Canadian Borrower) by way of a Canadian Base Rate Loan (if in US Dollars) or a Canadian Prime Rate Loan (if in Canadian Dollars) in the Principal Amount equal to its Applicable Percentage of the total amount of credit requested to be extended by Bankers’ Acceptances when the BA Loan was made; and
               (iv) the Canadian Administrative Agent shall promptly and in any event within three (3) Business Days following the BA Maturity Date of such Bankers’ Acceptances, notify the Canadian Borrower in writing of the making of such Canadian Base Rate Loan pursuant to this Section 2.24(f).
          (g) If, in the sole judgment of a Canadian Tranche Lender, such Lender is unable, as a result of applicable law, customary market practice, or otherwise, to extend credit by way of Bankers’ Acceptance in accordance with this Agreement, such Lender shall give notice to such effect to the Canadian Administrative Agent and the Canadian Borrower prior to 11:00 a.m., Toronto time, on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers’ Acceptance until revoked by notice to the Canadian Administrative Agent, the US Administrative Agent, and the Canadian Borrower) and shall make available to the Canadian Administrative Agent, in accordance with Section 2.01 hereof prior to 2:00 p.m., Toronto time, on the date of such requested credit extension, a Canadian Dollar Eurodollar Loan or, if such Lender is unable to make a Canadian Dollar Eurodollar Loan, a US Dollar Eurodollar Loan (each such Loan, a “BA Loan”) in the Principal Amount equal to such Lender’s Applicable Percentage of the total amount of credit requested to be extended by way of Bankers’ Acceptances. Such BA Loan shall have an Interest Period equal to the term of the Bankers’ Acceptances for which it is a substitute and shall bear interest throughout such Interest Period applicable to that BA Loan at a rate per annum equal to the Canadian Dollar LIBO Rate or the US Dollar LIBO Rate, as the case may be, plus the Eurodollar Margin. On the maturity date of the Bankers’ Acceptances issued concurrently with the advance of the BA Loan, the Canadian Borrower issuing such Bankers’ Acceptances shall, at its option, pay to each Canadian Tranche Lender which made a BA Loan, in satisfaction of the BA Loan, an amount equal to the Principal Amount of such BA Loan, together with accrued interest thereon, failing which such Principal Amount shall be continued as a Canadian Base Rate Loan (if in US Dollars) or a Canadian Prime Rate Loan (if in Canadian Dollars); provided, however, all accrued interest on such BA Loan shall be paid in full on such maturity.
          (h) If a Canadian Tranche Lender determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, (i) there is no market for Bankers’ Acceptances generally or of a requested duration, or (ii) the demand for Bankers’ Acceptances is insufficient to allow the sale or trading of the Bankers’ Acceptances created and purchased hereunder generally or in connection with a requested duration, then the right of the Canadian Borrower to request Bankers’ Acceptances of the affected duration from that Canadian Tranche Lender shall be suspended until such Lender determines that the circumstances causing such suspension no longer exist and such Lender so notifies the Canadian Borrower, and any Bankers’ Acceptance Request for an affected duration which is outstanding shall be canceled and the Bankers’ Acceptances requested therein shall not be made and a Bankers’ Acceptance having the shortest duration available (or if none) a Canadian Base Rate Loan (if in US Dollars) or a Canadian Prime Rate Loan (if in Canadian Dollars) shall be made in its place.
          (i) It is the intention of the Canadian Administrative Agent, the Canadian Tranche Lenders, and the Canadian Borrower that, except to the extent a Canadian Tranche Lender advises otherwise, pursuant to the Depository Bills and Notes Act (“DBNA”), all Bankers’ Acceptances accepted by the Canadian Tranche Lenders under this Agreement shall be issued in the form of a “depository bill” (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. and made payable to CDS & Co. In order to give effect to the foregoing, the Canadian Administrative Agent shall, subject to the approval of the Canadian Borrower and the Canadian Tranche Lenders, establish and notify the Canadian Borrower and the Canadian Tranche Lenders of any procedure, consistent with the terms of this Agreement and the requirements of the DBNA, as is reasonably necessary to accomplish such intention, including: (i) any instrument held by the Canadian Administrative Agent or a Canadian Tranche Lender for the purposes of Bankers’ Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”; (ii) any reference to the authentication of the Bankers’ Acceptances will be removed; and (iii) any reference to “bearer” will be removed and no Bankers’ Acceptance shall be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.
          (j) (i) If any Event of Default shall have occurred and be continuing, on the Business Day that the Canadian Borrower receives notice from Canadian Tranche Lenders with BA Exposure representing greater than 66 2/3% of the total BA Exposure or, if the maturity of the Loans has been accelerated, from the Canadian Administrative Agent, the US Administrative Agent, or the Majority Lenders, demanding the deposit of cash collateral pursuant to this paragraph, and (ii) on the Business Day that the Canadian Borrower receives notice from either the Canadian Administrative Agent acting alone, the US Administrative Agent acting alone, or the Majority Lenders demanding deposit of cash collateral pursuant to Section 2.08(b), the Canadian Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Canadian Tranche Lenders, an amount in cash equal to the BA Exposure of the Canadian Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 7.01(g) or Section 7.01(h). Any such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Canadian Administrative Agent for the satisfaction of the obligations of the Canadian Borrower with respect to the BA Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Canadian Tranche Lenders with BA Exposure representing greater than 50% of the total BA Exposure), be applied to satisfy other obligations of the Canadian Borrower under this Agreement. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within two (2) Business Days after all Events of Default have been cured or waived.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.01 Representations of the US Borrower. The US Borrower represents and warrants to each of the Administrative Agents, the Lenders and each Issuing Bank that:
          (a) The US Borrower (i) has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and (ii) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States in which the ownership of its properties or the conduct of its business requires such qualification and where the failure to so qualify would constitute a Material Adverse Change.
          (b) This Agreement, the Transactions and all other Loan Documents to which the US Borrower is a party have been duly authorized, executed and delivered by the US Borrower, and each of this Agreement, its Notes and the other Loan Documents to which it is a party constitutes a valid and binding agreement of the US Borrower, enforceable in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principals of general applicability. The US Borrower’s Notes have been duly authorized by the US Borrower and, when executed, issued and delivered pursuant hereto for value received, will constitute valid and binding obligations of the US Borrower, enforceable in accordance with their terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. There are no actions, suits or proceedings pending or, to the knowledge of the US Borrower, threatened against the US Borrower or the Canadian Borrower which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or any of their respective Notes.
          (c) The execution, delivery and performance of this Agreement by the US Borrower and the execution, issuance, delivery and performance by the US Borrower of its Notes will not violate or conflict with (i) the restated certificate of incorporation or bylaws of the US Borrower, or (ii) any indenture (including the Public Indenture), loan agreement or other similar agreement or instrument binding on the US Borrower.
          (d) To the knowledge of the US Borrower, on the Effective Date there are no actions, suits, or proceedings pending or, to the knowledge of the US Borrower, threatened against the US Borrower before any Governmental Authority as to which, in the opinion of the

US Borrower, there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Change.
          (e) The consolidated balance sheets of the US Borrower and its consolidated Subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, audited by KPMG LLP, present fairly, in all material respects, the consolidated financial position of the US Borrower and its consolidated Subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with GAAP applied on a consistent basis.
          (f) From June 30, 2004 through the Effective Date, there has been no Material Adverse Change.
          (g) Neither the US Borrower nor any Subsidiary is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii)”holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
          (h) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to be a Material Adverse Change.
          (i) Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the US Borrower to the Agents or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the US Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          (j) On the date hereof, the US Borrower’s “significant subsidiaries” (as defined in Regulation S-X of the Commission under the Securities and Exchange Act of 1934) are listed on Schedule II hereto.
          (k) The US Borrower has filed all United States Federal income tax returns and all other material tax returns and reports required to be filed (or obtained extensions with respect thereto) and has paid all taxes required to have been paid by it, except (i) taxes the validity of which is being contested in good faith by appropriate proceedings, and with respect to which the US Borrower, to the extent required by GAAP, has set aside on its books adequate reserves or (ii) to the extent the failure to do so (individually or collectively) would not reasonably be expected to result in a Material Adverse Change.
          (l) No Event of Default has occurred and is continuing.
     Section 3.02 Representations of the Canadian Borrower. The Canadian Borrower represents and warrants, as to itself, to the Administrative Agents, the Canadian Tranche Lenders, and each Issuing Bank with respect to the Canadian Tranche that:
          (a) The Canadian Borrower has been duly incorporated and is validly existing and in good standing under the laws of the Province of Alberta.
          (b) This Agreement, the Transactions and all other Loan Documents to which the Canadian Borrower is a party have been duly authorized, executed and delivered by the Canadian Borrower and each of this Agreement and each of its Notes constitutes a valid and binding agreement of the Canadian Borrower, enforceable in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. The Canadian Borrower’s Notes have been duly authorized by the Canadian Borrower and, when executed, issued and delivered pursuant hereto for value received, will constitute valid and binding obligations of the Canadian Borrower, enforceable in accordance with their terms, except as (i) may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. There is no action, suit or proceeding pending or, to the knowledge of the Canadian Borrower, threatened against the Canadian Borrower which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document to which it is a party, or any of its Notes.
          (c) The execution, delivery and performance of this Agreement by the Canadian Borrower, and the execution, issuance, delivery and performance by the Canadian Borrower of its Notes will not violate or conflict with (i) the charter or bylaws or partnership agreement, as the case may be, of the Canadian Borrower or, (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Canadian Borrower.
ARTICLE IV
AFFIRMATIVE COVENANTS
          Until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated, all LC Disbursements shall have been reimbursed, and no Bankers’ Acceptances Liabilities are outstanding, the US Borrower covenants and agrees with the Lenders that:
     Section 4.01 Financial Statements and Other Information. The US Borrower will furnish to the Administrative Agents and each Lender:

          (a) Within fifteen (15) days after the US Borrower is required to file the same with the Commission, copies of the annual reports of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the US Borrower may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the US Borrower is not required to file information, documents or reports pursuant to either of said Sections, then such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that the US Borrower shall be deemed to have furnished the information required by this Section 4.01(a) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.anadarko.com) and complied with Section 4.01(e) in respect thereof; provided further, however, that if any Lender is unable to access EDGAR or the US Borrower’s home page on the worldwide web, the US Borrower agrees to provide such Lender with paper copies of the information required to be furnished pursuant to this Section 4.01(a) promptly following notice from the US Administrative Agent or the Canadian Administrative Agent that such Lender has requested same.
          (b) Within sixty (60) days after the close of each of the first three quarters of each of the US Borrower’s fiscal years a statement by a responsible officer of the US Borrower stating whether to the knowledge of the US Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.
          (c) Within one hundred twenty (120) days after the close of each of the US Borrower’s fiscal years a statement by a responsible officer of the US Borrower stating whether to the knowledge of the US Borrower an event has occurred during such period and is continuing which constitutes an Event of Default or a Default, and, if so, stating the facts with respect thereto.
          (d) Such other information respecting the financial condition or operations of the US Borrower and the Subsidiaries as the US Administrative Agent, the Canadian Administrative Agent or any Lender may from time to time reasonably request.
          (e) Information required to be delivered pursuant to Section 4.01(a) above shall be deemed to have been delivered on the date on which the US Borrower provides notice to the Administrative Agents that such information has been posted on “EDGAR” or the US Borrower’s website or another website identified in such notice and accessible by the Administrative Agents without charge (and the US Borrower hereby agrees to provide such notice).
     Section 4.02 Notices of Material Events. The US Borrower will furnish to the Administrative Agents and each Lender prompt written notice of the following:
          (a) the occurrence of any Event of Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the US Borrower or the Canadian Borrower that is reasonably likely to be adversely determined and, if so adversely determined, could reasonably be expected to result in a Material Adverse Change; and
          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.
Each notice delivered under this Section 4.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the US Borrower setting forth the details of the event or development requiring such notice and any action taken with respect thereto.
     Section 4.03 Compliance with Laws. The US Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
     Section 4.04 Use of Proceeds.
          (a) The proceeds of the US Tranche Revolving Loans will be used by the US Borrower only (i) to pay in full all “US Tranche Revolving Loans” (as defined in the Existing Credit Agreement) owing under the Existing Credit Agreement, (ii) for general corporate purposes, and (iii) for commercial paper backup of the US Borrower and the Subsidiaries.
          (b) The proceeds of the Canadian Tranche Revolving Loans will be used by the Canadian Borrower only (i) to pay in full all “Canadian Tranche Revolving Loans” (as defined in the Existing Credit Agreement) owing under the Existing Credit Agreement, (ii) for general corporate purposes, and (iii) for commercial paper backup of the Canadian Borrower and its Subsidiaries.
          (c) No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.
     Section 4.05 Compliance with Indenture. The US Borrower will comply with the provisions of Sections 1004 and 1005 of the Public Indenture (a true and complete copy of which the US Borrower hereby represents has been furnished to each Lender), which provisions, together with related definitions, are hereby incorporated herein by reference for the benefit of the Lenders and shall continue in effect for purposes of this ARTICLE IV regardless of termination, or any amendment or waiver of, or any consent to any deviation from or other modification of, the Public Indenture; provided, however, that, for purposes of this ARTICLE IV, (a) references in the Public Indenture to “the Securities” shall be deemed to refer to the respective obligations of each Borrower to pay the principal of and interest on its Notes, (b) references in the Public Indenture to “the Trustee” shall be deemed to refer to the Administrative Agents, (c) references in the Public Indenture to “this Indenture” shall be deemed to refer to this Agreement, and (d) references in the Public Indenture to “supplemental indentures” shall be deemed to refer to amendments or supplements to this Agreement.

     Section 4.06 Insurance. The US Borrower will at all times maintain, and will cause the Canadian Borrower to maintain, with financially sound and reputable insurers, insurance of the kinds, covering the risks and in the relative proportionate amounts customarily carried by companies engaged in the same or similar business and similarly situated.
ARTICLE V
NEGATIVE COVENANTS
     Until all Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated, all LC Disbursements shall have been reimbursed, and no Bankers’ Acceptances Liabilities are outstanding, the US Borrower covenants and agrees with the Lenders that:
     Section 5.01 Reserved.
     Section 5.02 Indebtedness to Capitalization Ratio. At the end of each calendar quarter, Consolidated Indebtedness divided by Total Capital shall not exceed 60%. For purposes of this provision “Total Capital” is equal to the sum of Consolidated Stockholders’ Equity, exclusive of the effect of any noncash writedowns made subsequent to the date hereof, plus Consolidated Indebtedness, each at such time.
     Section 5.03 Limitation on Certain Secured Indebtedness. The US Borrower will not incur, issue, assume or guarantee any Indebtedness secured by a mortgage on oil, gas, coal or other minerals in place, or on related leasehold or other property interest, which is incurred to finance development or production costs if the aggregate amount of all such Indebtedness exceeds 10% of Consolidated Net Tangible Assets (as defined in the Public Indenture).
     Section 5.04 Limitations on Sales and Leasebacks. The US Borrower will not itself, and will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the US Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the US Borrower or a Subsidiary for a period, including renewals, in excess of three years, of any Principal Property (as defined in the Public Indenture) which has been or is to be sold or transferred more than one hundred eighty (180) days after the completion of construction and commencement of full operation thereof, by the US Borrower or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either:
          (a) the US Borrower or such Subsidiary could create Indebtedness secured pursuant to Section 1005 of the Public Indenture on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to the lease resulting from such sale and leaseback transaction without equally and ratably securing the Notes; or
          (b) the US Borrower within one hundred eighty (180) days after the sale or transfer shall have been made by the US Borrower or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the net amount (after deducting applicable reserves) at which such Principal Property is carried on the books of the US Borrower or such Subsidiary at the time of entering into such arrangement, to the retirement of Indebtedness of the US Borrower.
For purposes of this Section 5.04, neither Anadarko Tower nor the Timberloch Building, each in The Woodlands, Texas, shall be a Principal Property.
     Section 5.05 Fundamental Changes. The US Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:
          (a) (i) In the case of a merger or amalgamation, the US Borrower is the surviving entity; or
               (ii) the Person formed by such consolidation or into which the US Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the US Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, shall have unsecured non-credit enhanced publicly held indebtedness rated “investment grade” by S&P or Moody’s, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agents, in form satisfactory to the Administrative Agents, the obligations of the US Borrower hereunder, including the due and punctual payment of the principal of and interest on all the US Tranche Revolving Loans, the Guaranty and the performance of every covenant of this Agreement on the part of the US Borrower to be performed or observed; and
          (b) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing.
ARTICLE VI
CONDITIONS OF LENDING
     Section 6.01 Conditions Precedent to the Initial Extension of Credit. The obligations of the Lenders and the Issuing Bank to make the initial Extension of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02)(as used in this Section 6.01, “Extension of Credit” means the making of any Loan, including BA Loans and accepting Banker’s Acceptances, or the issuance of any Letter of Credit, including the deemed issuance of the Existing Letters of Credit on the Effective Date pursuant to Section 2.05(k)):
          (a) An appropriate Note is issued payable to the order of such Lender, if requested.
          (b) The US Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the US Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (c) The US Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the US Borrower or the Canadian Borrower, as the case may be, hereunder.
          (d) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the US Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, and (ii) satisfactory unaudited interim consolidated financial statements of the US Borrower for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
          (e) The US Administrative Agent (or its counsel) shall have received certified copies of the resolutions of the Board of Directors or the Executive Committee of the Directors of the US Borrower authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of its Notes.
          (f) The US Administrative Agent (or its counsel) shall have received certified copies of the resolutions of the Board of Directors of the Canadian Borrower authorizing the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance of its Notes.
          (g) The US Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the US Borrower and the Canadian Borrower to the effect that:
               (i) the representations and warranties contained in ARTICLE III are true and accurate on and as of the date of the making of each such Loan as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and
               (ii) no event has occurred and is continuing or would result from the proposed Borrowing, which constitutes an Event of Default or a Default.
          (h) The US Administrative Agent (or its counsel) shall have received an opinion of Akin Gump Strauss Hauer & Feld LP, special US counsel to the Borrowers, to the effect that (i) this Agreement constitutes and (when value shall have been given therefor) each Note of the US Borrower will constitute a legal, valid and binding agreement of the US Borrower, in each case enforceable in accordance with their respective terms, subject to and limited by usual and customary qualifications, including the effect of (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights of creditors generally and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (2) concepts of materiality, reasonableness, good faith and fair dealing[; and (ii) no authorization, consent or approval of any governmental body or agency of the State of New York or the United

States of America which has not been obtained is required in connection with the execution, delivery and performance by the US Borrower of this Agreement and its Notes].
In rendering such opinion, Akin Gump Strauss Hauer & Feld LP may assume matters covered by other opinions delivered hereunder and may state that they have relied as to certain matters on information obtained from public officials, and officers of the US Borrower.
          (i) The US Administrative Agent (or its counsel) shall have received a favorable opinion of an associate general counsel or the general counsel of the US Borrower, to the effect that:
               (i) the US Borrower is validly existing and in good standing under the laws of the State of Delaware;
               (ii) this Agreement and the Notes of the US Borrower have been duly authorized, executed and delivered by the US Borrower;
               (iii) the US Borrower is qualified to do business as a foreign corporation and is in good standing in the States of Kansas, Louisiana, Oklahoma and Texas;
               (iv) the execution, delivery and performance by the US Borrower of this Agreement and its Notes will not violate the restated certificate of incorporation or bylaws of the US Borrower, each as in effect on the date of such opinion;
               (v) the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance by the US Borrower of its Notes will not (A) violate any applicable provision of any applicable law or applicable order or (B) violate any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the US Borrower or affecting its property; and
               (vi) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would result in a Material Adverse Change.
In rendering such opinion, the associate general counsel or the general counsel of the US Borrower shall opine only as to matters governed by the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware. Such counsel may also state that he/she has relied on certificates of public officials, certificates of officers of the US Borrower and other sources believed by him/her to be responsible.
          (j) The US Administrative Agent (or its counsel) shall have received an opinion of Macleod Dixon LLP, special counsel to the Guarantor and the Canadian Borrower, to the effect that (i) if this Agreement and (when value shall have been given therefor) each Note of the Canadian Borrower were governed by the law of the Province of Alberta, Canada, this Agreement would constitute a legal, valid and binding agreement of the Guarantor and the

Canadian Borrower and each such Note would constitute a valid and binding agreement of the Canadian Borrower, in each case enforceable in accordance with their respective terms, subject to and limited by usual and customary qualifications, including (A) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights of creditors generally and (B) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (2) concepts of materiality, reasonableness, good faith and fair dealing; (ii) no authorization, consent or approval of any governmental body or agency of the Province of Alberta which has not been obtained is required in connection with the execution, delivery and performance by the Guarantor and by the Canadian Borrower of this Agreement and the Canadian Borrower of its Notes, (iii) the choice of New York law is valid choice of law, (iv) the submission by the Canadian Borrower to the jurisdiction of the New York Courts is valid, and (v) an Alberta Court would enforce a judgment of a New York Court rendered with respect to the Credit Agreement and the Notes, without a review of the merits. Such opinion shall also address such other matters as the Administrative Agents shall reasonably request.
In rendering such opinion, Macleod Dixon LLP may assume matters covered by other opinions delivered hereunder and may state that they have relied as to certain matters on information obtained from public officials, officers of the Canadian Borrower and the Guarantor and other sources believed by them to be responsible.
          (k) The US Administrative Agent (or its counsel) shall have received a favorable opinion of an associate general counsel or the general counsel of the Canadian Borrower, to the effect that:
               (i) the Canadian Borrower is validly existing and, in the case of ACC, in good standing under the laws of the Province of Alberta;
               (ii) this Agreement and the Notes of the Canadian Borrower have been duly authorized, executed and delivered by the Canadian Borrower;
               (iii) the execution, delivery and performance by the Canadian Borrower of this Agreement and its Notes will not violate the charter or bylaws or partnership agreement, as the case may be, of the Canadian Borrower, each as in effect on the date of such opinion;
               (iv) the execution, delivery and performance of this Agreement and the execution, issuance, delivery and performance by the Canadian Borrower of its Notes will not (A) violate any applicable provision of any applicable law or applicable order or (B) violate any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Canadian Borrower or affecting its property; and
               (v) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would result in a Material Adverse Change.

In rendering such opinion, the associate general counsel or the general counsel of the Canadian Borrower, as the case may be, shall opine only as to matters governed by the federal laws of Canada and the laws of the Province of Alberta. Such counsel may also state that he/she has relied on certificates of public officials, certificates of officers of the Canadian Borrower and other sources believed by him/her to be responsible.
          (l) There shall not have occurred a Material Adverse Change.
          (m) The Lenders shall have received such documents and other instruments as are customary for transactions of this type or as they or their counsel may reasonably request.
          (n) The US Administrative Agent (or its counsel) shall have received a copy of a written irrevocable notice from the US Borrower, the Canadian Borrower and Anadarko Canada Resources terminating each of the Existing Credit Facilities to which they are a party to the extent not terminated by the terms thereof and directing the US Administrative Agent and the Canadian Administrative Agent, as applicable, to prepay by wire transfer, in immediately available funds, in full any loans and other amounts then outstanding thereunder, together with accrued interest thereon and any unpaid fees then accrued.
          (o) The US Administrative Agent (or its counsel) shall have received a certificate of a responsible officer of the US Borrower relating to the USA Patriot Act.
     Section 6.02 Conditions Precedent to Loans. The obligation of each Lender to make any Loan, and any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the further conditions precedent that, on the relevant Borrowing Date, Section 6.01(g)(i) and Section 6.01(g)(ii) shall be true with respect to such Loan, issuance, amendment, renewal or extension and such Borrowing, issuance, amendment, renewal or extension, as applicable, shall be deemed to constitute a certification by the US Borrower on behalf of each Borrower that such statements are true.
ARTICLE VII
EVENTS OF DEFAULT
     Section 7.01 Events of Default. If one or more of the following events of default (“Events of Default”) shall occur and be continuing:
          (a) the Borrowers shall default in any payment of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, or the Borrowers shall default in any payment of interest on any Loan, or in the payment of any fees or other amounts, when and as the same shall become due and payable, and such default shall continue for a period of three (3) Business Days;
          (b) any representation or warranty, or certification made by a Borrower herein or any statement or representation or certification made or deemed to be made pursuant to ARTICLE III or ARTICLE VI shall prove to have been incorrect in any material respect when made;

          (c) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 4.02(a) or Section 4.04 applicable to it or ARTICLE V required to be observed or performed by such Borrower;
          (d) any Borrower shall default in the performance of any other term, condition, covenant or agreement contained in this Agreement (except as set forth in Section 7.01(a) or Section 7.01(c)) required to be performed by it and such default shall continue unremedied for a period of thirty (30) days after written notice thereof, specifying such default and requiring it to be remedied, shall have been received by the Borrowers from any Lender;
          (e) the US Borrower shall default in the performance of any term, condition, covenant or agreement contained in the Public Indenture and such default shall have resulted in any of the Securities (as defined in the Public Indenture) being declared due and payable prior to the date on which such Securities would otherwise have become due and payable;
          (f) any Borrower or any Subsidiary shall (i) default in the payment of principal of any Indebtedness in an aggregate principal amount in excess of $50,000,000 (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such default shall have resulted in such Indebtedness being declared due and payable prior to its stated maturity;
          (g) any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of its property, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under any Bankruptcy Law, (v) file a petition seeking to take advantage of any other law providing for similar relief of debtors, or (vi) consent or acquiesce in writing to any petition duly filed against it in any involuntary case under any Bankruptcy Law;
          (h) a proceeding or case shall be commenced, without the application or consent of the US Borrower or the Canadian Borrower, as the case may be, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of its assets, or (iii) similar relief in respect of it, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days (or such longer period, so long as the US Borrower or the Canadian Borrower, as the case may be, shall be taking such action in good faith as shall be reasonably necessary to obtain the timely dismissal or stay of such proceeding or case); or an order for relief shall be entered in an involuntary case under any applicable Bankruptcy Law, against the US Borrower or the Canadian Borrower;
          (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the US Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Subsidiary to enforce any such judgment;
          (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability which would have a material adverse effect on the business, assets, operations, prospects or conditions, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole; or
          (k) any Change of Control shall occur,
then and in each and every case the Majority Lenders, by notice in writing to the Borrowers, may terminate the Commitments of the Lenders hereunder and/or declare the unpaid balance of the Loans and any other amounts payable hereunder to be forthwith due and payable and thereupon such balance shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of Section 7.01(g) or (h) above, the Commitments of the Lenders hereunder shall automatically terminate and the Loans and any other amounts payable hereunder shall forthwith be due and payable.
ARTICLE VIII
THE AGENTS
     Section 8.01 Powers.
          (a) Each Lender hereby irrevocably appoints and authorizes the US Administrative Agent to act as its agent hereunder. The US Administrative Agent shall have and may exercise such powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as are specifically delegated to the US Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The US Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement have a fiduciary relationship with any Lender.
          (b) Each Canadian Tranche Lender hereby irrevocably appoints and authorizes the Canadian Administrative Agent to act as its agent hereunder. The Canadian Administrative Agent shall have and may exercise such powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as are specifically delegated to the Canadian Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Canadian Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement have a fiduciary relationship with any Lender.
     Section 8.02 Agent’s Reliance, Etc. Neither the US Administrative Agent nor the Canadian Administrative Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by either of them hereunder or under any agreement executed and delivered pursuant to the terms hereof or in connection herewith or therewith except for their own gross negligence or willful misconduct.

     Section 8.03 No Responsibility for Recitals, Etc. Neither the US Administrative Agent nor the Canadian Administrative Agent shall be responsible to the Lenders for any recitals, statements, warranties or representations herein or under any agreement executed and delivered pursuant to the terms hereof, for the value, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any agreement executed and delivered pursuant hereto or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement on the part of any Borrower or of any of the terms of any such other agreement by any party thereto.
     Section 8.04 Right to Indemnity. Each Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any agreement executed and delivered pursuant to the terms hereof unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. The Lenders agree to indemnify the Administrative Agents, to the extent not reimbursed by the US Borrower or the Canadian Borrower under this Agreement, ratably in accordance with the aggregate Principal Amount of the Loans made by them (or, if no Loans are outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the US Administrative Agent or the Canadian Administrative Agent as agent in any way relating to or arising out of this Agreement, the Notes or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including the costs and expenses which any Borrower is obligated to pay under this Agreement but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided no such liability, obligation, damage, penalty, action, judgment, suit, cost, expense or disbursement results from the US Administrative Agent or the Canadian Administrative Agent’s gross negligence or willful misconduct; provided, however, that, in the event the US Administrative Agent or the Canadian Administrative Agent receives indemnification from the Lenders hereunder with respect to costs and expenses which either the US Borrower or the Canadian Borrower is obligated to pay under this Agreement, the US Administrative Agent or the Canadian Administrative Agent shall remit to the Lenders the amount of such costs and expenses to the extent subsequently paid by the US Borrower or the Canadian Borrower, as the case may be, such remittance to be in accordance with the proportionate amount of the indemnification made by each respective Lender.
     Section 8.05 Action on Instructions of Lenders. The Administrative Agents shall in all cases be fully protected in acting or refraining from acting hereunder or under any agreement executed and delivered pursuant to the terms hereof in accordance with written instructions to it signed by the Majority Lenders, and (subject to Section 8.01) such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.
     Section 8.06 Employment of Agents. The Administrative Agents may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agent or attorney-in-fact selected by it with reasonable care.

     Section 8.07 Reliance on Documents. The Administrative Agents shall be entitled to rely upon (a) any paper or document believed by it to be genuine and to have been signed or sent by the proper person or persons, and (b) the opinion of its counsel with respect to legal matters. The Administrative Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agents signed by such payee shall have been filed with the US Administrative Agent or the Canadian Administrative Agent, as applicable.
     Section 8.08 Rights as a Lender. With respect to its Commitment and the Loans made by it, the Administrative Agents shall have the same rights and powers hereunder and under any agreement executed and delivered pursuant to the terms hereof as any US Tranche Lender or Canadian Tranche Lender, respectively, and may exercise the same as though it were not the US Administrative Agent or the Canadian Administrative Agent, as the case may be, and the term “US Tranche Lender” or “US Tranche Lenders” shall, unless the context otherwise indicates, include the US Administrative Agent in its capacity as a US Tranche Lender hereunder and thereunder; and the terms “Canadian Tranche Lender” and “Canadian Tranche Lenders” shall, unless the context otherwise indicates, include the Canadian Administrative Agent in its capacity as a Lender hereunder and thereunder. The US Administrative Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with any Borrower, the Subsidiaries and their respective Affiliates as if it were not the US Administrative Agent. The Canadian Administrative Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with any Borrower, the Subsidiaries and their respective Affiliates as if it were not the Canadian Administrative Agent.
     Section 8.09 Non-Reliance on Agents or other Lenders. Each Lender agrees that it has, independently and without reliance on any Administrative Agent or on any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Notes. Neither Administrative Agent shall be required to keep itself informed as to the performance or observance by any Borrower of this Agreement or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, the Administrative Agents shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Borrower or which may at any time come into possession of Agent or any of their respective Affiliates.
     Section 8.10 Events of Default. If either of the Administrative Agents receives actual knowledge of an Event of Default hereunder, such Agent shall promptly inform the Lenders thereof. Neither Administrative Agent shall be deemed to have actual knowledge of an Event of Default hereunder until it shall have received a written notice from any Borrower or any Lender referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Default.”

     Section 8.11 Successor Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, either Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in the case of the US Administrative Agent, or be a bank with an office in Toronto, Canada, or an Affiliate of such bank, in the case of the Canadian Administrative Agent. Upon the acceptance of its appointment as US Administrative Agent or Canadian Administrative Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of such retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Administrative Agent’s resignation hereunder, the provisions of this ARTICLE VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent hereunder.
     Section 8.12 Other Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Persons named on the cover of this Agreement or elsewhere in this Agreement as Syndication Agents, or Document Agents, other than those applicable to all Lenders as such.
     Section 8.13 Sharing Information. Each Administrative Agent shall promptly send to the other Administrative Agent a copy of each request, notice or other communication received by it from any Borrower or any Lender.
ARTICLE IX
MISCELLANEOUS
     Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
          (a) if to the US Borrower, to it at P.O. Box 1330, Houston, Texas 77251-1330, Attention of the Assistant Treasurer, Telecopy No. (832) 636-8214; messenger delivery to 1200 Timberloch Place, The Woodlands, Texas 77380;
          (b) if to the Canadian Borrower, to it in care of the US Borrower;

          (c) if to the US Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Karla Contreras, Phone No.: (713) 750-2355, Facsimile No.: (713) 427-6307.
          (d) if to the Canadian Administrative Agent, to JPMorgan Chase Bank, Toronto Branch, 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto, M5J 2J2, Canada, Attention: Amanda Staff (Telecopy No. 416-981-9128);
          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 9.02 Waivers; Amendments.
          (a) No failure or delay by the US Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the US Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the US Borrower or the Canadian Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Event of Default, regardless of whether the US Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Event of Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders or by the Borrowers and the Administrative Agents with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce any Principal Amount or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of any Principal Amount or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) extend the expiry date of any Letter of Credit beyond the then scheduled Revolving Commitment Termination Date without the written consent of each Lender,

(v) change Section 2.13(a) or Section 2.13(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change Section 6.01, without the consent of each Lender, (vii) release the US Borrower, in its capacity as Guarantor, from the Guaranty or limit its liability in respect of the Guaranty without the written consent of each Canadian Tranche Lender, or (viii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the US Administrative Agent, the Canadian Administrative Agent or any Issuing Bank hereunder without the prior written consent of the US Administrative Agent, the Canadian Administrative Agent, or such Issuing Bank.
     Section 9.03 Expenses; Indemnity; Damage Waiver.
          (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the US Administrative Agent and the Canadian Administrative Agent (on a solicitor and his own client basis), in connection with the syndication (prior to the date hereof) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the US Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the US Administrative Agent, the Canadian Administrative Agent (on a solicitor and his own client basis), any Issuing Bank any US Tranche Lender or any Canadian Tranche Lender (on a solicitor and his own client basis), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding anything to the contrary, the Borrowers shall not have any obligation to pay the fees or expenses of any Lender or any Administrative Agent in connection with any assignment of, or the grant of any participation in, any rights of a Lender under or in connection with this Agreement; provided that the provisions of this sentence shall not apply to any Lender substituted for a Defaulting Lender pursuant to Section 9.13 (b) and (c).
          (b) The Borrowers shall indemnify each Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (on a solicitor and his own client basis), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by any Borrower or any Subsidiary, or any environmental liability related in any way to any Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses either (i) did not result directly or indirectly from the action or inaction of any Borrower or any Subsidiary, or (ii) resulted from the gross negligence, unlawful conduct or willful misconduct of such Indemnitee.
          (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to any Administrative Agent, or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, or such Issuing Bank in its capacity as such.
          (d) All amounts due under this Section shall be payable promptly after written demand therefor together with a copy of the invoice(s) or other documentation setting forth in reasonable detail the amount demanded and the matter(s) to which it relates.
     Section 9.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder except as provided in Section 5.05 or with the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its US Tranche Commitment or Canadian Tranche Commitment, as the case may be, or, in the case of a Dual Lender, both and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
                    (A) the US Borrower, provided that no consent of the US Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default under Section 7.01(a), (b), (g), (h) or (i) has occurred and is continuing, any other assignee; and
                    (B) the US Administrative Agent, provided that no consent of the US Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment or an Affiliate of a Lender.
               (ii) Assignments shall be subject to the following additional conditions:
                    (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agents) shall not be less than $10,000,000 unless each of the US Borrower and the US Administrative Agent otherwise consent, provided that no such consent of the US Borrower shall be required if an Event of Default under Section 7.01(a), (b), (g), (h) or (i) has occurred and is continuing;
                    (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and, unless each of the US Borrower and the US Administrative Agent otherwise consent, shall result in the assigning Lender having no less than $10,000,000 in Commitments and Loans after giving effect to such assignment;
                    (C) the parties to each assignment shall execute and deliver to the US Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
                    (D) each assigning Lender that is a Dual Lender shall assign its Commitment in whole or in part only to an assignee that, after giving effect to such assignment will be a Dual Lender;
                    (E) the assignee of a Dual Lender shall purchase pro rata percentages of such Dual Lender’s US Tranche Commitment and Canadian Tranche Commitment;
                    (F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agents an Administrative Questionnaire; and
                    (G) after giving effect to the assignment to it, each assignee of an assigning Canadian Tranche Lender shall be a Canadian Tranche Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.16, Section 2.22 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
               (iv) The US Administrative Agent and the Canadian Administrative Agent, acting for this purpose as an agent of the Applicable Borrowers, shall maintain at one of its offices in New York City and Toronto, Canada, respectively, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations recorded therein, and the Borrowers, the Administrative Agents, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section and upon satisfaction of the additional conditions set forth in paragraph (b)(ii) of this Section, the US Administrative Agent shall accept such Assignment and Assumption and (A) in the case of the US Tranche Commitment, record the information contained therein in the Register maintained at the New York office of the US Administrative Agent and (B) in the case of the Canadian Tranche Commitment, instruct the Canadian Administrative Agent to record the information contained therein in the Register maintained at the Toronto, Canada office of the Canadian Administrative Agent. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the applicable Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of any Borrower, either Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.14, Section 2.16 and Section 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Notwithstanding anything to the contrary, unless otherwise contractually agreed, no Participant shall be entitled to the benefits of Section 9.08 as though it were a Lender,.
               (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) and Section 2.16(g) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and to a trustee for the benefit of holders of debt securities issued by such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.16, Section 2.22, Section 2.23, Section 9.03, this Section 9.05, and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other provision hereof.
     Section 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the US Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the US Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 9.08 Right of Setoff. If (a) an Event of Default shall have occurred and be continuing, and (b) the principal of the Loans has been accelerated each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of the State of New York, sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Administrative Agent, any of the other agents, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 9.12 Confidentiality. Each of the Administrative Agents, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a reason to use such Information in connection with the administration of this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and will agree to use the Information solely for the purpose of such administration), (b) to the extent requested by any regulatory authority or any self- regulatory body having authority to regulate or oversee any aspect of any Lender’s (or any Affiliate of such Lender) business or property, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any counterparty (or its advisor) to any swap, securitization, or derivative transaction referencing or involving any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the US Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, or any Lender on a non-confidential basis from a source other than a Borrower or any of its Affiliates. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their respective business, other than any such information that is available to either Administrative Agent, any Issuing Bank, or any Lender on a non-confidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 9.13 Termination and Substitution of Lender.
          (a) If (i) the obligation of any Lender to make Eurodollar Loans or continue Loans as Eurodollar Loans has been suspended pursuant to Section 2.15, or (ii) any Lender has demanded compensation under Section 2.14 or Section 2.16, the Borrowers may, upon three Business Days’ notice to such Lender through the Administrative Agents, prepay in full all of the outstanding Loans of such Lender, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts payable hereunder to such Lender accrued to the date of prepayment, and concurrently therewith terminate this Agreement with respect to such Lender by giving notice of such termination to the Administrative Agents and such Lender.
          (b) If any Lender shall become a Defaulting Lender, the Borrowers may, in their sole discretion and without prejudice to any right or remedy that the Borrowers may have against such Defaulting Lender with respect to, on account of, arising from or relating to any event pursuant to which such Lender shall be a Defaulting Lender, upon notice to such Defaulting Lender, the US Administrative Agent and the Canadian Administrative Agent, (i) if at such time there are no Loans or LC Exposure of such Defaulting Lender outstanding, terminate this Agreement with respect to such Defaulting Lender, or (ii) if at such time such Defaulting Lender shall have Credit Exposure outstanding, either (A) terminate any Commitment of such Lender in excess (any such excess being the “Excess Commitment”) of such Credit Exposure and leave any Loans or LC Exposure of such Defaulting Lender in place for payment or satisfaction in the ordinary course in accordance with the other provisions of this Agreement (in which case the total Commitments hereunder shall be immediately reduced by the amount of such Defaulting Lender’s Excess Commitment and thereafter reduced as such Credit Exposure is paid or satisfied) or (B) subject to obtaining a substitute lender or lenders to assume the Commitment of such Defaulting Lender pursuant to subsection (c) below, terminate this Agreement with respect to such Defaulting Lender and prepay in full the outstanding Loans of such Defaulting Lender together with accrued interest to the date of prepayment, provided that the provisions of Section 2.19 shall not apply to any such prepayment.
          (c) If the Borrowers elect to terminate this Agreement with respect to any Lender under Section 9.13(b)(ii)(B), the Borrowers shall cooperate in good faith with the US

Administrative Agent and the Canadian Administrative Agent, to seek a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) to assume the Commitment of such relevant Lender and until a substitute lender (or lenders) has been found and documents reasonably acceptable to each of the substitute lender or lenders, the Administrative Agents and the Borrowers have been executed to provide for the assignment of the rights and obligations of the Defaulting Lender to the substitute lender or lenders in accordance with Section 9.04, the total Commitments hereunder shall be reduced by an amount equal to such terminated Lender’s Commitment.
     Section 9.14 USA Patriot Act Notice. Each US Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the US Borrower and its Subsidiaries, which information includes the name and address of the US Borrower and such Subsidiaries and other information that will allow such US Lender to identify the US Borrower and such Subsidiaries in accordance with the USA Patriot Act.
ARTICLE X
GUARANTY
     Section 10.01 The Guaranty.
          (a) The Guarantor irrevocably and unconditionally guarantees to each Canadian Tranche Lender and the Administrative Agents and their respective successors and permitted assigns, (i) the full and punctual payment of principal of and interest on each Canadian Tranche Revolving Loan and all Bankers’ Acceptances when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Canadian Borrower under this Agreement and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Canadian Borrower under this Agreement (collectively, the “Guaranteed Obligations”).
          (b) The Guarantor further agrees that this Guaranty constitutes an absolute, irrevocable, complete and continuing guarantee of payment, performance and compliance and not merely of collection.
          (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Canadian Borrower to make such payment.
          (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees incurred by any Administrative Agent or any Canadian Tranche Lender in enforcing any of their respective rights under this Guaranty, laws or otherwise) of each Agent or any Canadian Tranche Lender against the Canadian Borrower or any other Person or against such Agent or any Canadian Tranche Lender for their payments in respect of any amounts to any Canadian Tranche Lender pursuant to the provisions of this Guaranty.
          (e) The Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of either Administrative Agent or any Canadian Tranche Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrower or any other Person under the provisions of this Agreement, any other Loan Document or otherwise.
          (f) To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder are absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Note, Letter of Credit, other Loan Document or otherwise.
          (g) The Guarantor waives any defense based on or arising out of any defense of the Canadian Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower, other than the final payment in full in cash of all the Guaranteed Obligations.
          (h) To the fullest extent permitted by applicable law, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Canadian Tranche Lenders upon the insolvency, bankruptcy or reorganization or the Canadian Borrower or otherwise, all as though such payment had not been made.
     Section 10.02 Subrogation. The Guarantor shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of either Administrative Agent or any Canadian Tranche Lender against the Canadian Borrower or any other Person or against any Canadian Tranche Lender for the payments in respect of any amounts to any Canadian Tranche Lender pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all other Guaranteed Obligations shall have been paid in full and the Canadian Tranche Commitments terminated.
[SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

US BORROWER:	ANADARKO PETROLEUM CORPORATION, as US Borrower
	By:	/s/ Albert L. Richey
		Name:	Albert L. Richey
		Title:	Vice President and Treasurer

GUARANTOR:	ANADARKO PETROLEUM CORPORATION, as Guarantor
	By:	/s/ Albert L. Richey
		Name:	Albert L. Richey
		Title:	Vice President and Treasurer

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CANADIAN BORROWER:	ANADARKO CANADA CORPORATION
	By:	/s/ Albert L. Richey
		Name:	Albert L. Richey
		Title:	Treasurer

[Signature Page — US$750,000,000 Revolving Credit Agreement]

AGENTS:	JPMORGAN CHASE BANK, as US Administrative Agent
	By:	/s/ Robert C. Mertensotto
		Name:	Robert C. Mertensotto
		Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent
By:	/s/ Drew McDonald
	Name:	Drew McDonald
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ABN AMRO BANK N.V., as a Syndication Agent
By:	/s/ Frank R. Russo, Jr.
	Name:	Frank R. Russo, Jr.
	Title:	Vice President

By:	/s/ J. A. Conn
	Name:	J. A. Conn
	Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Syndication Agent
By:	/s/ Michael Starmer-Smith
	Name:	Michael Starmer-Smith
	Title:	Managing Director

By:	/s/ Oliver Riedinger
	Name:	Oliver Riedinger
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

HARRIS NESBITT FINANCING, INC., as a Document Agent
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch, as a Document Agent
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Peter Chauvin
	Name:	Peter Chauvin
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

US TRANCHE LENDERS:	JPMORGAN CHASE BANK
	By:	/s/ Robert C. Mertensotto
		Name:	Robert C. Mertensotto
		Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Island Branch
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Peter Chauvin
	Name:	Peter Chauvin
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

HARRIS NESBITT FINANCING, INC.
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH
By:	/s/ Michael Starmer-Smith
	Name:	Michael Starmer-Smith
	Title:	Managing Director

By:	/s/ Oliver Riedinger
	Name:	Oliver Riedinger
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ABN AMRO BANK N.V.
By:	/s/ Frank R. Russo, Jr.
	Name:	Frank R. Russo, Jr.
	Title:	Vice President

By:	/s/ J. A. Conn
	Name:	J. A. Conn
	Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

THE BANK OF TOKYO — MITSUBISHI, LTD., individually and as Managing Agent
By:	/s/ Kelton Glasscock
	Name:	Kelton Glasscock
	Title:	Vice President & Manager

[Signature Page — US$750,000,000 Revolving Credit Agreement]

THE ROYAL BANK OF SCOTLAND plc, individually and as Managing Agent
By:	/s/ Keith Johnson
	Name:	Keith Johnson
	Title:	Senior Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

SUNTRUST BANK, individually and as Managing Agent
By:	/s/ David Edge
	Name:	David Edge
	Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Managing Agent
By:	/s/ Russell T. Clingman
	Name:	Russell T. Clingman
	Title:	Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

BANK OF AMERICA, N.A., individually and as Managing Agent
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Managing Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

THE BANK OF NEW YORK, individually and as Managing Agent
By:	/s/ Craig J. Anderson
	Name:	Craig J. Anderson
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

BNP PARIBAS, individually and as Managing Agent
By:	/s/ Brian M. Malone
	Name:	Brian M. Malone
	Title:	Managing Director

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CITIBANK, N.A.
By:	/s/ K. Clinton Gerst
	Name:	K. Clinton Gerst
	Title:	Attorney-in-Fact

[Signature Page — US$750,000,000 Revolving Credit Agreement]

DnB NOR BANK ASA
By:	/s/ Nils Fykse
	Name:	Nils Fykse
	Title:	Senior Vice President

By:	/s/ Stig Kristiansen
	Name:	Stig Kristiansen
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

MELLON BANK, N.A.
By:	/s/ Roger E. Howard
	Name:	Roger E. Howard
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

MERRILL LYNCH BANK USA
By:	/s/ Louis Alder
	Name:	Louis Alder
	Title:	Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ROYAL BANK OF CANADA
By:	/s/ Linda M. Stephens
	Name:	Linda M. Stephens
	Title:	Authorized Signatory

[Signature Page — US$750,000,000 Revolving Credit Agreement]

SOUTHWEST BANK OF TEXAS, N.A.
By:	/s/ Tracy T. Butz
	Name:	Tracy T. Butz
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

UBS LOAN FINANCE LLC, individually and as Managing Agent
By:	/s/ Doris Mesa
	Name:	Doris Mesa
	Title:	Associate Director Banking Products Services, US

By:	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director Banking Products Services, US

[Signature Page — US$750,000,000 Revolving Credit Agreement]

WILLIAM STREET COMMITMENT CORP (Recourse only to assets of William Street Commitment Corp)
By:	/s/ Jennifer M. Hill
	Name:	Jennifer M. Hill
	Title:	Chief Financial Officer

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CANADIAN TRANCHE LENDERS:	JPMORGAN CHASE BANK, TORONTO BRANCH
	By:	/s/ Drew McDonald
		Name:	Drew McDonald
		Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CREDIT SUISSE FIRST BOSTON TORONTO BRANCH
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Peter Chauvin
	Name:	Peter Chauvin
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

BANK OF MONTREAL
By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

DEUTSCHE BANK AG CANADA BRANCH
By:	/s/ Robert Johnston
	Name:	Robert Johnston
	Title:	Vice President

By:	/s/ Axel Hepelmann
	Name:	Axel Hepelmann
	Title:	Assistant Vice President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ABN AMRO BANK N.V., CANADA BRANCH
By:	/s/ Lawrence J. Maloney
	Name:	Lawrence J. Maloney
	Title:	Managing Director

By:	/s/ David Moore
	Name:	David Moore
	Title:	Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

BANK OF TOKYO — MITSUBISHI (CANADA)
By:	/s/ Kelton Glasscock
	Name:	Kelton Glasscock
	Title:	Vice President & Manager

[Signature Page — US$750,000,000 Revolving Credit Agreement]

BANK OF AMERICA, N.A., CANADA BRANCH
By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Assistant Vice-President

[Signature Page — US$750,000,000 Revolving Credit Agreement]

CITIBANK N.A., CANADIAN BRANCH
By:	/s/ Adeel Kheraj
	Name:	Adeel Kheraj
	Title:	Authorized Signer

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ROYAL BANK OF CANADA
By:	/s/ David Foltz
	Name:	David Foltz
	Title:	Authorized Signatory

[Signature Page — US$750,000,000 Revolving Credit Agreement]

UBS AG CANADA BRANCH
By:	/s/ Paul Sinclair
	Name:	Paul Sinclair
	Title:	Executive Director

By:	/s/ Amy Fung
	Name:	Amy Fung
	Title:	Associate Director

[Signature Page — US$750,000,000 Revolving Credit Agreement]

ANNEX I
LIST OF COMMITMENTS
PART ONE

	Initial Amount of	Percentage of
	US Tranche	US Tranche
US Tranche Lenders	Commitment	Commitment

JPMorgan Chase Bank	$40,000,000	6.1538%
Harris Nesbitt Financing, Inc.	$41,500,000	6.3846%
Credit Suisse First Boston	$41,500,000	6.3846%
Deutsche Bank AG New York Branch	$41,500,000	6.3846%
ABN Amro Bank N.V.	$41,500,000	6.3846%
UBS Loan Finance LLC	$41,500,000	6.3846%
The Bank of Tokyo — Mitsubishi, Ltd.	$35,000,000	5.3846%
The Royal Bank of Scotland plc	$35,000,000	5.3846%
SunTrust Bank	$35,000,000	5.3846%
Wachovia Bank, National Association	$35,000,000	5.3846%
Bank of America, N.A.	$27,500,000	4.2308%
The Bank of New York	$35,000,000	5.3846%
BNP Paribas	$35,000,000	5.3846%
Citicorp North America, Inc.	$20,000,000	3.0769%
DnB NOR Bank ASA	$25,000,000	3.8462%
Mellon Bank, N.A.	$25,000,000	3.8462%
Merrill Lynch Bank USA	$25,000,000	3.8462%
Royal Bank of Canada	$20,000,000	3.0769%
Southwest Bank of Texas	$25,000,000	3.8462%
William Street Commitment Corp	$25,000,000	3.8462%

Totals	$650,000,000	100.000000000%

Annex I
Commitments

PART TWO

	Initial Amount of	Percentage of
	Canadian Tranche	Canadian Tranche
Canadian Tranche Lenders	Commitment	Commitment

JPMorgan Chase Bank, Toronto Branch	$15,000,000	15.0%
Bank of Montreal	$13.500,000	13.5%
Credit Suisse First Boston Toronto Branch	$13.500,000	13.5%
Deutsche Bank AG Canada Branch	$13.500,000	13.5%
ABN Amro Bank N.V., Canada Branch	$13.500,000	13.5%
UBS AG Canada Branch	$13,500,000	13.5%
Bank of America, N.A., Canada Branch	$7,500,000	7.5%
Citibank N.A., Canadian Branch	$5,000,000	5.0%
Royal Bank of Canada	$5,000,000	5.0%

Totals	$100,000,000	100.000000000%

Annex I
Commitments

PART THREE

Initial Amount of
Lenders	Commitment

JPMorgan Chase Bank	$40,000,000
Harris Nesbitt Financing, Inc.	$41,500,000
Credit Suisse First Boston	$41,500,000
Deutsche Bank AG New York Branch	$41,500,000
ABN Amro Bank N.V.	$41,500,000
UBS Loan Finance LLC	$41,500,000
The Bank of Tokyo — Mitsubishi, Ltd.	$35,000,000
The Royal Bank of Scotland plc	$35,000,000
SunTrust Bank	$35,000,000
Wachovia Bank, National Association	$35,000,000
Bank of America, N.A.	$27,500,000
The Bank of New York	$35,000,000
BNP Paribas	$35,000,000
Citicorp North America, Inc.	$20,000,000
DnB NOR Bank ASA	$25,000,000
Mellon Bank, N.A.	$25,000,000
Merrill Lynch Bank USA	$25,000,000
Royal Bank of Canada	$20,000,000
Southwest Bank of Texas	$25,000,000
William Street Commitment Corp	$25,000,000

JPMorgan Chase Bank, Toronto Branch	$15,000,000
Bank of Montreal	$13,500,000
Credit Suisse First Boston Toronto Branch	$13,500,000
Deutsche Bank AG Canada Branch	$13,500,000
ABN Amro Bank N.V., Canada Branch	$13,500,000
UBS AG Canada Branch	$13,500,000
Bank of America, N.A., Canada Branch	$7,500,000
Citibank N.A., Canadian Branch	$5,000,000
Royal Bank of Canada	$5,000,000

Totals	$750,000,000
Annex I
Commitments

ANNEX II
DUAL LENDERS

Canadian Tranche Lenders that are
US Tranche Lenders	Affiliates of US Tranche Lenders

JPMorgan Chase Bank	JPMorgan Chase Bank, Toronto Branch
ABN Amro Bank N.V.	ABN Amro Bank N.V., Canada Branch
Harris Nesbitt Financing, Inc.	Bank of Montreal
Credit Suisse First Boston	Credit Suisse First Boston Toronto Branch
Deutsche Bank AG New York Branch	Deutsche Bank AG Canada Branch
Bank of America, N.A.	Bank of America, N.A., Canada Branch
Citicorp North America, Inc.	Citibank N.A., Canadian Branch
Royal Bank of Canada	Royal Bank of Canada
UBS Loan Finance LLC	UBS AG Canada Branch
Annex II
Dual Lenders

SCHEDULE I
PRICING SCHEDULE
     The “Eurodollar Margin,” “Stamping Fee Rate,” “Facility Fee Rate” and “Utilization Fee Rate,” for any day are the respective percentages (expressed as basis points) set forth below in the applicable row and column corresponding to the ratings that exist on such day.

			Eurodollar			Utilization
			Margin and	All In	All In	Fee
		Facility Fee	Stamping Fee	Spread	Spread	Rate
Categories	Ratings	Rate	Rate	< 50%*	≥ 50%**	≥ 50%

1	A/A2	6.0 bps	24.0 bps	30.0 bps	42.5 bps	12.5 bps
2	A-/A3	8.0 bps	29.5 bps	37.5 bps	50.0 bps	12.5 bps
3	BBB+/Baal	10.0 bps	35.0 bps	45.0 bps	57.5 bps	12.5 bps
4	BBB/Baa2	12.5 bps	42.5 bps	55.0 bps	67.5 bps	12.5 bps
5	BBB-/Baa3	17.5 bps	50.0 bps	67.5 bps	80.0 bps	12.5 bps
6	<BBB-/Baa3	20.0 bps	67.5 bps	87.5 bps	100.0 bps	12.5 bps
     Applicable Margin for Alternate Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans is zero percent (0%). At all times while the Combined Credit Exposure equals or exceeds 50% of the availability under this Agreement, a Utilization Fee shall be applicable as more specifically set forth in Section 2.04(b).
     Ratings in the above pricing grid relate to US Borrower’s senior unsecured non-credit enhanced publicly held indebtedness (the “Index Debt”). For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, each rate specified above (the “Applicable Rate”) shall be based on the higher of the two ratings unless one of the ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the US Borrower, the Canadian Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the
Schedule I
Pricing Schedule

unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

*	The sum of (a) the Facility Fee Rate and (b) the Eurodollar Margin and Stamping Fee Rate.

**	The sum of (a) the Facility Fee Rate, (b) the Eurodollar Margin and Stamping Fee Rate, and (c) the Utilization Fee Rate.
Schedule I
Pricing Schedule

SCHEDULE II
SIGNIFICANT SUBSIDIARIES
Anadarko E&P Company LP, a Delaware limited partnership
Anadarko Holding Company, a Utah corporation
Anadarko Canada Resources, an Alberta, Canada partnership
Anadarko Land Corp., a Nebraska corporation
Anadarko Algeria Company, LLC, a Delaware limited liability company
Anadarko Energy Services Company, a Delaware corporation
APC Venezuela, S.R.L., a Venezuela limited liability company
Schedule II
Significant Subsidiaries

SCHEDULE III
EXISTING LETTERS OF CREDIT

Beneficiary	L/C No.	Amount	Expiry Date

Reliance Insurance Company	P-237448	$128,700	May 14, 2005 (auto-renewal)

Beneficiary	L/C No.	Amount	Expiry Date

Self Insurance Plans — State of California	P-225582	$220.000	May 31, 2005 (auto-renewal)
Schedule III
Existing Letters of Credit

EXHIBIT A
FORM OF NOTE
__________________, 20__
     For value received, [Name of Borrower], a corporation [organized under] [governed by] the laws of                                                                                                        (the “Borrower”), promises to pay to the order of                                          (the “Lender”) at the office of [JPMorgan Chase Bank] [JPMorgan Chase Bank, Toronto Branch] specified in Section 2.13(a) of the US $750,000,000 Revolving Credit Agreement, dated as of September 1, 2004, among the Borrowers (including Borrower), the Lender, the several other banks party thereto, JPMorgan Chase Bank, as US Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, the Document Agents named therein, and the Syndication Agents named therein, (as may be amended, supplemented or modified from time to time hereafter, the “Agreement;” terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America [(or Canada in the case of Loans denominated in Canadian Dollars)] the principal amount of           *      DOLLARS ($          *     ) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the undersigned pursuant to Section 2.01 of the Agreement. The undersigned further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof at the rates specified in Section 2.10 of the Agreement. Such interest shall be payable on the dates specified in Section 2.10 of the Agreement. The date, Type, Tranche and amount of each Loan made by the Lender pursuant to Section 2.01 of the Agreement, each continuation of all or a portion thereof to another Type and the date and amount of each payment of principal with respect thereto shall be endorsed by the holder of this Note on Schedule A annexed hereto, which holder may add additional pages to such Schedule. No failure to make or error in making any such endorsement as authorized hereby shall affect the validity of the obligations of the Borrower hereunder or the validity of any payment hereof made by the Borrower.
     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits thereof and is subject to prepayment in whole or in part as provided therein.
     Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.
     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF BORROWER]
By:
Name:
Title:

*	Insert amount of Lender’s Commitment
Exhibit A
Form Of Note

SCHEDULE A
LOANS AND REPAYMENTS

Amount of
	Amount of	Type of	Interest	Principal	Notation
Date	Loan	Loan	Rate	Repaid	Made by

Exhibit A
Form Of Note

EXHIBIT B
[FORM OF]
ASSIGNMENT AND ASSUMPTION
     Reference is made to the US $750,000,000 Revolving Credit Agreement dated as of September 1, 2004 (as amended and in effect on the date hereof, the “Credit Agreement”), among Anadarko Petroleum Company, Anadarko Canada Corporation, the Lenders named therein, JPMorgan Chase Bank, as US Administrative Agent, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, the Document Agents named therein, and the Syndication Agents named therein. Terms defined in the Credit Agreement are used herein with the same meanings.
     The Assignor named as such below hereby sells and assigns, without recourse, to the Assignee named as such on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans [(including BA Loans)] owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, [and BA Loans and Bankers’ Acceptances,] but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights, and be released from its obligations under the Credit Agreement arising thereafter.
     This Assignment and Assumption is being delivered to the Administrative Agents together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the US Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the US Administrative Agent pursuant to Section 9.04(b)(ii)(C) of the Credit Agreement.
     This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.
Date of Assignment:
Legal Name of Assignor:
(“Assignor”)
Exhibit B
Assignment & Assumption

Legal Name of Assignee:
(“Assignee”)
Assignee’s Address for Notices:
Effective Date of Assignment
(“Assignment Date”):
Exhibit B
Assignment & Assumption

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)

Commitment Assigned:	$	%
Loans:
The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor
By:
Name:
Title:

[Name of Assignee], as Assignee
By:
Name:
Title:

Exhibit B
Assignment & Assumption

The undersigned hereby consent to the within assignment:1

JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent
By:
Name:
Title:

Anadarko Petroleum Corporation, as US Borrower
By:
Name:
Title:

JPMorgan Chase Bank, as US Administrative Agent	_______________________, as Issuing Bank

By:	By:

Name:	Name:

Title:	Title:

[1]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.
Exhibit B
Assignment & Assumption

EXHIBIT C
Power of Attorney Terms — Bankers’ Acceptances
     In order to facilitate the acceptance of Bankers’ Acceptances pursuant to the terms of that certain US $750,000,000 Revolving Credit Agreement, dated as of September 1, 2004 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among ANADARKO CANADA CORPORATION, a corporation governed by the laws of the Province of Alberta, Canada (the “Canadian Borrower”), ANADARKO PETROLEUM CORPORATION, a corporation organized under the laws of the State of Delaware, JPMORGAN CHASE BANK, individually and as US Administrative Agent, JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”), each of the Lenders that is a signatory thereto or which becomes a signatory thereto pursuant to Section 9.04 of the Credit Agreement, the Syndication Agents and the Document Agents named therein, the Canadian Borrower, defined below, hereby appoints each Canadian Tranche Lender (as defined in the Credit Agreement) (individually, the “Lender”), acting by its duly authorized signatories (the “Attorney”) for the time being at the Lender’s main branch in Toronto, Ontario (the “Branch of Account”), the attorney of the Canadian Borrower:
1.	to sign for and on behalf and in the name of the Canadian Borrower as drawer, drafts in the Lender’s standard form (“Drafts”) which may be “depository bills” under and as defined in the Depository Bills and Notes Act (the “DBNA”) drawn on the Lender payable to the order of the Canadian Borrower or to the order of the Lender or to a “clearing house” under the DBNA or its nominee for deposit by the Lender with the “clearing house” after acceptance thereof by the Lender; and

2.	to fill in the amount, date and maturity date of such Drafts;
provided that such acts in each case are to be undertaken by the Lender in accordance with instructions given to the Lender by the Canadian Borrower as provided in this power of attorney.
     Instructions to the Lender relating to the execution, completion, endorsement, discount and/or deposit by the Lender on behalf of the Canadian Borrower of Drafts which the Canadian Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the US Administrative Agent and the Canadian Administrative Agent and/or Canadian Borrower to the Lender in writing at the Branch of Account following delivery by the Borrower of a notice in respect of a drawdown or rollover pursuant to the Credit Agreement and shall specify the following information:
1.	a Canadian Dollar amount, which shall be the aggregate face amount of the Drafts to be accepted by the Lender in respect of a particular drawdown, or rollover;

2.	a specified period of time, as provided in the Credit Agreement, which shall be the number of days after the date of such Drafts that such Drafts are to be payable, and the dates of issue and maturity of such Drafts; and
Exhibit C
Power Of Attorney Terms — Bankers’ Acceptances

3.	payment instructions specifying the account number of the Canadian Borrower and the financial institution at which the proceeds from the sale of such Drafts are to be credited.
     The communication in writing by the Canadian Borrower to the Lender of the instructions referred to above shall constitute the authorization and instruction of the Canadian Borrower to the Lender to complete, execute and, if applicable, endorse Drafts in accordance with such information as set out above and the request of the Canadian Borrower to the Lender to accept such Drafts and deliver the same, or deposit the same with a “clearing house” under the DBNA, against payment as set out in the instructions. The Canadian Borrower acknowledges that the Lender shall not be obligated to accept any such Drafts except in accordance with the provisions of the Credit Agreement. The Lender shall be and it is hereby authorized to act on behalf of the Canadian Borrower upon and in compliance with instructions communicated to the Lender as provided herein if the Lender reasonably believes them to be genuine.
     The Canadian Borrower agrees to indemnify the Lender and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby including the deposit of any draft with a “clearing house” under the DBNA; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or willful misconduct of the Lender or any of its directors, officers, employees, affiliates or agents.
     This power of attorney may be revoked by the Canadian Borrower at any time upon not less than five (5) Business Days’ written notice served upon the Lender at the Branch of Account, provided that (i) it may be replaced with another power of attorney forthwith in accordance with the requirements of the Credit Agreement; and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the Canadian Borrower in respect of any Draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective. This power of attorney may be terminated by the Lender at any time upon not less than five (5) Business Days’ written notice to the Canadian Borrower in accordance with Section 2.24 of the Credit Agreement.
     Any revocation or termination of this power of attorney shall not affect the rights of the Lender and the obligations of the Canadian Borrower with respect to the indemnities of the Canadian Borrower above stated with respect to all matters arising prior in time to any such revocation or termination.
     This power of attorney is in addition to and not in substitution for any agreement to which the Lender and the Canadian Borrower are parties.
     This power of attorney shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein and each of the Canadian Borrower and the Lender hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.
Exhibit C
Power Of Attorney Terms — Bankers’ Acceptances

     In the event of a conflict between the provisions of this Power of Attorney and the Credit Agreement, the Credit Agreement shall prevail.
Exhibit C
Power Of Attorney Terms — Bankers’ Acceptances

EXHIBIT D
Form of Bankers’ Acceptance Request
[Date]
To JPMorgan Chase Bank, Toronto Branch,
as Canadian Administrative Agent to the Canadian Tranche Lenders
party to the Credit Agreement referred
to below
     Re:      US $750,000,000 Revolving Credit Agreement, dated as of September 1, 2004 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among ANADARKO CANADA CORPORATION, a corporation governed by the laws of the Province of Alberta, Canada, ANADARKO PETROLEUM CORPORATION, a corporation organized under the laws of the State of Delaware, JPMORGAN CHASE BANK, individually and as US Administrative Agent, JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”), each of the Lenders that is a signatory thereto or which becomes a signatory thereto pursuant to Section 9.04 of the Credit Agreement, the Syndication Agents named therein, and the Document Agents named therein.
     Dear Ladies and Gentlemen:
     We request that the Canadian Tranche Lenders (as defined in the Credit Agreement) accept and issue the following Bankers’ Acceptances.

TOTAL PRINCIPAL AMOUNT:

ACCEPTANCE DATE:

MATURITY DATE:

RESULTING TERM IN DAYS:

Very truly yours, ANADARKO CANADA CORPORATION
By:
Name:
Title:

Exhibit D
Form of Bankers’ Acceptance Request

EXHIBIT E
Details of Issue of Bankers’ Acceptance
DETAILS OF ISSUE
[Date]
[Borrowers address]

Re:	US $750,000,000 Revolving Credit Agreement, dated as of September 1, 2004 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among ANADARKO CANADA CORPORATION, a corporation governed by the laws of the Province of Alberta, Canada, ANADARKO PETROLEUM CORPORATION, a corporation organized under the laws of the State of Delaware, JPMORGAN CHASE BANK, as US Administrative Agent, JPMORGAN CHASE BANK, TORONTO BRANCH, individually and as Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”), each of the Lenders that is a signatory thereto or which becomes a signatory thereto pursuant to Section 9.04 of the Credit Agreement, the Syndication Agents named therein, and the Document Agents named therein.
Dear Ladies and Gentlemen:
     The details of issue with respect to the Bankers’ Acceptance Request dated                      are as follows:
1.	Principal Amount of Bankers’ Acceptances Issued:

2.	BA Maturity Date:

3.	Bankers’ Acceptance Rate:

4.	Stamping Fee Rate:

5.	BA Net Proceeds:

JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent
By:
Name:
Title:

Exhibit E
Form of US Borrower Guaranty

EXHIBIT F
FORM OF
OFFICER’S CERTIFICATE
OF
ANADARKO PETROLEUM CORPORATION
                    , 200
     The undersigned,                                                             ,                                                                                  of Anadarko Petroleum Corporation (the “Company”), pursuant to [Section 2.09(d)] [Section 2.09(g)]of the US$750,000,000 Revolving Credit Agreement (the “Credit Agreement”) dated as of September 1, 2004, do hereby certify on behalf of the Company, acting herein for itself and on behalf of each of Anadarko Canada Corporation (together with the Company, collectively the “Borrowers”), that to the best of my knowledge after reasonable investigation:
(i)	The representations and warranties of each of the Borrowers contained in Article III of the Credit Agreement are true and accurate on and as of the Increase Effective Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(ii)	No event has occurred and is continuing or would result from the proposed Commitment Increase which constitutes an Event of Default or Default.
     Capitalized terms used herein which are defined in the Credit Agreement are used herein with the same meaning.
[Remainder of page has been intentionally left blank]
Exhibit F
Form of Officer’s Certificate

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

ANADARKO PETROLEUM CORPORATION
By:
Name:
Title:

Exhibit F
Form of Officer’s Certificate

EXHIBIT G
FORM OF NOTICE OF US TRANCHE COMMITMENT INCREASE
[Date]
JPMorgan Chase Bank, as US Administrative Agent
1111 Fannin Street, 10th Floor
Houston, Texas 77002
Attention:
Ladies and Gentlemen:
     The undersigned, Anadarko Petroleum Corporation, refers to the US$750,000,000 Revolving Credit Agreement dated as of September 1, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among Anadarko Petroleum Corporation, as US Borrower and Guarantor (the “US Borrower”), Anadarko Canada Corporation, as Canadian Borrower, the Lenders party thereto, JPMorgan Chase Bank, as US Administrative Agent, and JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, and hereby give you notice, irrevocably, pursuant to Section 2.09(a) of the Credit Agreement that the undersigned hereby request that the aggregate amount of the US Tranche Lenders’ US Tranche Commitments be increased and the CI Lenders agree to provide US Tranche Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed US Tranche Commitment Increase as required by Section 2.09(a) of the Credit Agreement:
          (a) the effective date of such increase of aggregate total amount of the US Tranche Lenders’ US Tranche Commitments is                     ;
          (b) the amount of the requested increase of the aggregate total US Tranche Lenders’ US Tranche Commitments is $                     [$10,000,000 minimum];
          (c) the CI Lenders, which have agreed with the US Borrower to provide their respective US Tranche Commitments, are: [INSERT NAMES OF THE CI LENDERS]; and
          (d) set forth on Annex I hereto is the amount of the respective US Tranche Commitments of all Reducing Percentage Lenders and all CI Lenders on the effective date of such US Tranche Commitment Increase.
Exhibit G
Form of Notice of US Tranche Commitment increase

     Delivery of an executed counterpart of this Notice of US Tranche Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of US Tranche Commitment Increase.
Very truly yours,

ANADARKO PETROLEUM CORPORATION
By:
Name:
Title:

Exhibit G
Form of Notice of US Tranche Commitment increase